April 30, 1999




Dear Stockholder:

          On behalf of the Board of Directors, I am pleased to extend to you an invitation to attend the 1999 Annual Meeting of Stockholders of Carson, Inc. (the "Company") to be held on Tuesday, June 15, 1999 beginning at 9:30 a.m., New York City time, in Conference Room 54C at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, NY 10005.

          The notice of meeting and proxy statement which appear on the following pages contain information about matters which are to be considered at the meeting. During the meeting we will also review operating results for the past year and present other information concerning the Company and its subsidiaries. The meeting should be interesting and informative and we hope you will be able to attend.

          Whether or not you attend, it is important that your shares be voted at this meeting. In order to ensure that your shares are voted, please complete, date, sign and return the enclosed proxy in the enclosed postage-paid envelope at your earliest convenience. If you attend the meeting in person, you may withdraw your proxy and vote your stock if you desire to do so. Every stockholder's vote is important, whether you own a few shares or many.

Sincerely yours,


/S/ Roy Keith
Roy Keith
Chairman of the Board





 Carson, Inc., 64 Ross Road, Savannah Industrial Park, Savannah, Georgia 31405

                    Notice of Annual Meeting of Stockholders
                            to be held June 15, 1999


To the Holders of Common Stock of
CARSON, INC.:

         The Annual Meeting of Stockholders of Carson, Inc. will be held on Tuesday, June 15, 1999 beginning at 9:30 a.m., New York City time, in Conference Room 54C at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, NY 10005, for the following purposes:

     (1) To elect four directors of the Company, each to serve for a term of three years;

     (2) To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for 1999;

     (3)    To adopt the Carson, Inc. 1996 Long-Term Incentive Plan; and

     (4) To transact such other business as may properly come before the meeting.

         These matters are more fully discussed in the accompanying proxy statement.

         The close of business on May 14, 1999 has been fixed as the date for determining the stockholders who are entitled to notice of and to vote at the annual meeting. All stockholders, whether or not they expect to attend the annual meeting in person, are requested to mark, date, sign and return the enclosed form of proxy in the accompanying envelope.

         The Annual Meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

                       By Order of the Board of Directors

                       /S/ Roy Keith
                       Roy Keith
                       Chairman of the Board


Savannah, Georgia
April 30, 1999

                                 PROXY STATEMENT
                                       OF
                                  CARSON, INC.
                                  64 Ross Road
                            Savannah Industrial Park
                             Savannah, Georgia 31405


                                TABLE OF CONTENTS                           Page

GENERAL........................................................................1
     Solicitation of Proxies; Vote Required....................................1
     Principal Stockholders and Management Ownership...........................3
     Compliance with Section 16(a) of the Exchange Act.........................5
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.................................6
PROPOSAL NUMBER 1: ELECTION OF DIRECTORS.......................................9
     Nominees for Three-Year Terms Expiring in 2002............................9
     Directors Continuing in Office Until 2000................................10
     Directors Continuing in Office Until 2001................................10
PROPOSAL NUMBER 2:  RATIFICATION OF AUDITORS..................................11
PROPOSAL NUMBER 3:  ADOPTION  OF  THE  CARSON,  INC.  1996  LONG-TERM  INCENTIVE
PLAN..........................................................................12

     Purpose..................................................................13
     Number Of Shares.........................................................13
     Administration...........................................................13
     Eligibility..............................................................14
     Awards Under The Plan....................................................14
     Forfeiture Upon Termination..............................................15
     Change Of Control........................................................16
     Amendment, Suspension Or Termination Of The Plan.........................16
     Certain Federal Income Tax Consequences Of The Plan......................17
     New Plan Benefit Table...................................................20
     Stock Price..............................................................21
     Effective Date...........................................................21
     Approval Of The Carson, Inc. 1996 Long-Term Incentive Plan...............21

OTHER BUSINESS................................................................21

INFORMATION REGARDING DIRECTORS,  NOMINEES AND EXECUTIVE
OFFICERS......................................................................22

     Executive Officers.......................................................22
     Meetings and Committees of the Board of Directors........................23

COMPENSATION AND OTHER TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS.....25
     Executive Officer Compensation...........................................25
         Summary Compensation Table                                           25
     Option Grants in Last Fiscal Year........................................26
     Option/SAR Exercises and Holdings........................................28
     Long Term Incentive Plans................................................28
     Employment Agreements....................................................28
     Compensation of Directors................................................31
     Compensation Committee Interlocks and Insider Participation..............33
     Compensation Committee Report on Executive Compensation..................33
PERFORMANCE GRAPH.............................................................36
STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING.................................37
MISCELLANEOUS INFORMATION.....................................................37

APPENDIX A - CARSON, INC. 1996 LONG-TERM INCENTIVE PLAN

                                     GENERAL

Solicitation of Proxies; Vote Required

         The Board of Directors (the "Board") of Carson, Inc. (the "Company") solicits your proxy in connection with the Annual Meeting of Stockholders to be held on Tuesday, June 15, 1999 beginning at 9:30 a.m., New York City time, in Conference Room 54C at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, NY 10005, and at any adjournment of such meeting (the "Annual Meeting"). Malcolm R. Yesner and Robert W. Pierce are named as proxies in the proxy card enclosed with this proxy statement and have been designated as proxies by the Company. This proxy statement, the proxy card and the Company's 1998 Annual Report are first being mailed to stockholders on or about May 19, 1999.

         Each stockholder of record at the close of business on May 14, 1999 (the "Record Date") is entitled to (i) one vote for each share of Class A common stock, par value $.01 per share, of the Company (the "Class A Common Stock") and
(ii) ten votes for each share of Class C common stock, par value $.01 per share, of the Company (the "Class C Common Stock", together with the Class A Common Stock, the "Voting Stock") held on that date upon each matter to be voted on by the stockholders at the Annual Meeting. Holders of Class A Common Stock and Class C Common Stock will vote together upon each matter to be voted on at the Annual Meeting as a single class. At the close of business on April 23, 1999, there were 9,816,162 shares of Class A Common Stock outstanding and 5,304,700 shares of Class C Common Stock outstanding. There is no cumulative voting of Voting Stock.

         A majority of the voting power of the Voting Stock, represented in person or by proxy, constitutes a quorum for purposes of holding an election of directors and the ratification of Deloitte & Touche LLP as independent auditors of the Company. In the case of votes on such matters, the votes of Voting Stock represented by a duly executed and returned proxy card will be counted for purposes of establishing a quorum, despite the fact that the holder of the shares has withheld authority with respect to the election of directors, has indicated an abstention with respect to one or more of the other proposals or the proxy card indicates a broker non-vote with respect to one or more proposals.

         If a quorum, as determined above, is present, a plurality of the votes cast at the Annual Meeting is required for the election of directors and a majority of the votes cast at the Annual Meeting is required for the ratification of the appointment of Deloitte & Touche LLP as independent auditors. Abstentions will not be treated as votes cast and, therefore, will have no legal effect with respect to either of the above matters as presented at the Annual Meeting.

         Under applicable New York Stock Exchange rules, establishing a quorum for purposes of adopting the proposal for the Company's 1996 Long-Term Incentive Plan (the "1996 LTIP") requires the total vote cast on the matter to represent over 50% in interest of all securities entitled to vote on the proposal. Additionally, broker non-votes may not be counted toward such a quorum. If such a quorum is present with respect to the proposal for the 1996 LTIP, a majority of the votes cast (which include abstentions under applicable New York Stock Exchange rules) at the Annual Meeting is required for its adoption. An abstention on the proposal for the 1996 LTIP will have the effect of a vote "against" the proposal.

         Brokers holding shares in street name for beneficial owners must vote those shares in accordance with specific instructions, if any, they receive from the owner; provided that under applicable rules of the New York Stock Exchange, if specific instructions are not received, brokers have the authority to vote the shares in their discretion on certain "routine" matters. Absent specific instructions from the beneficial owners of the shares in the case of "non-routine" matters, the brokers may not vote the shares with respect to those matters. The election of directors and the ratification of the appointment of Deloitte & Touche LLP as the Company's auditors are considered routine matters on which brokers may vote in their discretion absent specific instructions from the beneficial owners of the shares. The approval of the 1996 LTIP is considered a non-routine matter on which brokers may not vote in their discretion. Any shares as to which a broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes.

         When the enclosed proxy card is returned, properly executed, and in time for the Annual Meeting, the shares represented thereby will be voted at the Annual Meeting. All proxies will be voted in accordance with the instruction set forth on the proxy card, but if proxies which are executed and returned do not specify a vote on the proposals considered, the proxies will be voted (i) FOR the election as directors of the individuals nominated by the Board of Directors named below, (ii) FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for 1999 and (iii) FOR the proposed adoption of the Company's 1996 Long-Term Incentive Plan. Any stockholder giving a proxy has the right to revoke it at any time before the proxy is voted by giving written notice of revocation to the Secretary of the Company (at the address set forth above), by submitting a properly-executed, subsequently-dated proxy or by voting in person at the Annual Meeting.

Principal Stockholders and Management Ownership

         The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock and Class C Common Stock outstanding as of April 23, 1999 by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Class A Common Stock or Class C Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each of the executive officers whose name appears in the summary compensation table and (iv) all directors and executive officers as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock indicated as being beneficially owned by them.

                                                          Class A Common Stock (a)         Class C Common Stock (a)
                 Name and Address of
                  Beneficial Owners
                                                           Number       % of Class           Number          % of Class
                                                                        (In thousands, except footnotes)

DNL Partners Limited Partnership(b)...................       0              0                 3,015             56.8%
c/o Morningside Capital Group L.L.C.
One Morningside Drive, North
Suite 200
Westport, CT 06880

Morgan Guaranty Trust Company(c)......................       0              0                 1,069             20.1%
c/o J.P. Morgan Investment Management
522 Fifth Avenue
New York, NY 10036

M&A Investments, Inc. (d)                                  1,360          13.9%                 0                 0
5910 North Central Expressway, Suite 1780
Dallas, TX 75206

Indosuez Carson Partners(e)                                 569            5.8%                 0                 0
c/o Indosuez Capital
1211 Avenue of the Americas
7th Floor
New York, NY 10036-8701

Leroy Keith(f)........................................        0            0                  341              6.4%

Gregory J. Andrews (g)................................      300            3.1%                 0                 0

Malcolm Yesner(h).....................................      130            1.3%                 0                 0

Robert W. Pierce (i)..................................      109            1.1%                 0                 0

Donald N. Riley(j)....................................        9             *                   0                 0

Richard A. Bozzell(k).................................       28             *                   0                 0

Lawrence E. Bathgate, II(l)(m)........................       74             *                   0                 0

Jack Kemp(n)..........................................       23             *                  46                 *

John L. Sabre(o)......................................       35             *                  23                 *

Vincent A. Wasik(b)(m)................................       77             *               3,015              56.8%

Melvyn J. Estrin(n)...................................       23             *                  12                 *

Abbey J. Butler(o)....................................       35             *                  12                 *

James L. Hudson(l)(n).................................       30             *                   0                 *

Suzanne de Passe(n)...................................       69             *                  12                 *

All Directors and Officers as a Group (17 persons)....      944            9.6%             3,461              65.2%


---------------

*    Less than 1%.
(a) Based on 9,816,162 and 5,304,700 outstanding shares of Class A Common Stock and Class C Common Stock, respectively. All of the Company's Class B Common Stock (which was non-voting stock convertible into voting stock upon transfer in certain circumstances) was converted into shares of Class A Common Stock on January 15, 1999. Each share of Class C Common Stock is convertible at any time, at the option of the holder, into one share of Class A Common Stock. Stockholders are entitled to one vote for each share of Class A Common Stock and ten votes for each share of Class C Common Stock. Calculation of percentage of beneficial ownership assumes the exercise of all options and warrants exercisable within 60 days of the date hereof only by the respective named stockholder.
(b) Mr. Wasik has a 50.1% ownership interest in the general partner of DNL Partners, DNL Group L.L.C., and therefore is deemed to have voting and dispositive control as to the shares held by DNL Partners. Messrs. Wasik, Bathgate and Hudson, who serve as directors of the Company, are, or have interests in, limited partners of DNL Partners, including in the case of Messrs. Wasik and Bathgate, ownership interests in Morningside Capital Group L.L.C., one of the limited partners in DNL Partners.
(c) As reported on Schedule 13G/A dated December 31, 1998 filed by J.P. Morgan & Co., Incorporated, as parent holding company. Includes Morgan Guaranty Trust Company of New York; J.P. Morgan Investment Management, as Investment Advisor and J.P. Morgan Florida Federal Savings Bank, as Investment Advisor.
(d) As previously reported, M&A Investments, Inc. ("M&A") disclosed that it held an approximately 14% limited partnership interest in DNL Partners which it acquired before the Company became a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act"). Pursuant to a letter agreement, M&A requested the distribution of Class C Common Stock in an amount representing the constructive interest in the Company then held by M&A through its interest in DNL Partners. According to a Schedule 13D filed November 19, 1998 by M&A and NII Health Care Corporation ("NIIHCC"), M&A beneficially owned 1,359,690 shares of Class A Common Stock on November 16, 1998 after giving effect to such distribution and a corresponding conversion of 1,359,690 shares of Class C Common Stock to Class A Common Stock. As reported in such Schedule 13D, NIIHCC beneficially owned 372,000 shares of Class A Common Stock.
(e) As of April 29, 1999 as reported by First Union National Bank ("First Union"), transfer agent to the Company. In addition, First Union also reported that Indosuez CM II, Inc. held 258,213 shares of Class A Common Stock as of April 29, 1999.
(f) Consists solely of Class C Common Shares transferred from the DNL Partners Limited Partnership Voting Trust to individual ownership by Dr. Keith following termination on November 11, 1998 of a Voting Trust Agreement dated August 23, 1995. In addition, Dr. Keith owns 100 shares of Class A Common Stock.
(g) Includes 300,000 shares of Class A Common Stock underlying currently exercisable stock options which vested upon the death of Mr. Andrews on February 21, 1999.
(h) Includes 11,000 shares of Class A Common Stock underlying currently exercisable stock options.
(i) Includes 86,666 shares of Class A Common Stock underlying currently exercisable stock options.
(j) Includes 9,167 shares of Class A Common Stock underlying currently exercisable stock options for Mr. Riley.
(k) Includes 18,167 shares of Class A Common Stock underlying currently exercisable stock options for Mr. Bozzell.
(l) These directors are, or have direct or indirect interests in, limited partners of DNL Partners. See Note (b).
(m) Includes 10,000 shares of Class A Common Stock underlying currently exercisable stock options. Also includes 16,932 restricted shares of Class A Common Stock awarded under the 1996 Non-Employee Director Equity Incentive Program (the "Outside Directors Program") on May 9, 1997 and November 20, 1998 which have not yet vested. 903 and 904 shares will vest on May 9, 1999 and May 9, 2000, respectively. 5,041, 5,042 and 5,042 shares will vest on November 20, 1999, November 20, 2000 and November 20, 2001, respectively. Under the Outside Directors Program, Outside Directors are permitted to vote restricted shares which have not yet vested.
(n) Includes 10,000 shares of Class A Common Stock underlying currently exercisable stock options. Also includes 11,932 restricted shares of Class A Common Stock awarded under the Outside Directors Program on May 9, 1997 and November 20, 1998 which have not yet vested. 903 and 904 shares will vest on May 9, 1999 and May 9, 2000, respectively. 3,375, 3,375 and 3,375 shares will vest on November 20, 1999, November 20, 2000 and November 20, 2001, respectively. Under the Outside Directors Program, Outside Directors are permitted to vote restricted shares which have not yet vested.
(o) Includes 10,000 shares of Class A Common Stock underlying currently exercisable stock options. Also includes 23,932 restricted shares of Class A Common Stock awarded under the Outside Directors Program on May 9, 1997 and November 20, 1998 which have not yet vested. 903 and 904 shares will vest on May 9, 1999 and May 9, 2000, respectively. 7,375, 7,375 and 7,375 shares will vest on November 20, 1999, November 20, 2000 and November 20, 2001, respectively. Under the Outside Directors Program, Outside Directors are permitted to vote restricted shares which have not yet vested.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the directors, executive officers and persons who own beneficially more than 10% of certain equity securities of the Company to file reports of ownership with the Commission. Copies of all such reports are required to be furnished to the Company. Based on the reports received by the Company (and on written representations from the reporting persons), the Company believes that each of the Company's directors, officers and 10% beneficial owners of its Class A Common Stock filed on a timely basis the required Forms 3, 4 or 5 at the time such forms were due, except for Malcolm Yesner, who inadvertently failed to file on a timely basis Form 3 and Form 4 with respect to six transactions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Morningside

         The Company's subsidiary, Carson Products Company ("Carson Products") and Morningside Capital Group, L.L.C. ("Morningside") entered into a Management Assistance Agreement dated August 23, 1995 (as amended, the "Morningside Management Agreement"), pursuant to which Morningside agreed to supply the services of Vincent A. Wasik (a principal member of Morningside) to provide advice and assistance with respect to (i) the formulation of a "strategic direction"; (ii) the formulation of business plans, capital budgets and financial strategies; (iii) the formulation of marketing, sales and operational plans; (iv) the evaluation of investment and acquisition opportunities; and (v) dealings with banks and other lending institutions. Such services are provided for a fee of $350,000 per year, payable on a monthly basis in advance plus reimbursement for out-of-pocket expenses. The Morningside Management Agreement provides that Carson Products will indemnify Morningside, its members, employees and agents, including Mr. Wasik, for all actions, claims, damages and liabilities based upon or arising from the acceptance of or performance of the obligations of Morningside under the Morningside Management Agreement (other than actions resulting from gross negligence, willful misconduct or a material breach of the Morningside Management Agreement by Morningside or Mr. Wasik). The termination date of the Morningside Management Agreement is August 23, 2003; however, the term of the agreement shall continue after such termination date until terminated by not less than 30 days' advance notice by either party. Under the Morningside Management Agreement, the Company paid Morningside approximately $127,000 for reimbursement of out-of-pocket expenses in 1998.

         Additionally, for the term of the Morningside Management Agreement, Morningside has agreed that neither it nor Mr. Wasik shall directly or indirectly (i) own (other than through the ownership of five percent (5%) or less of any class of securities registered under the Exchange Act), manage, operate, represent, promote, consult for, control or participate in the ownership, operation, acquisition or management of any business manufacturing and/or distributing ethnic hair care products or cosmetics within a 500-mile radius of Carson Products' headquarters, or (ii) solicit (other than on behalf of Carson Products or any of its affiliates), divert or take away the business of any customers of Carson Products or any of its affiliates or any prospective customers of Carson Products or any of its affiliates.

         In connection with the Johnson Products acquisition, Morningside received fees of $500,000 from the Company for arranging and negotiating the financing for the acquisition and performing other consulting and financial advisory services. The Company reimbursed Morningside for approximately $61,000 of out-of-pocket expenses incurred in connection with the acquisition. In addition, the Company reimbursed Morningside for approximately $94,000 of expenses related to the debt refinancing and the sale of Cutex in 1998.

AM Cosmetics

         Morningside AM Acquisition Corp. ("AM Acquisition") entered into a Subscription Agreement dated as of June 26, 1996 (the "Subscription Agreement") with Carson Products, providing for the purchase by Carson Products of 300 shares of cumulative payment-in-kind Preferred Shares (the "PIK Preferred Shares") issued by AM Acquisition, at a price of $10,000 per share. AM Acquisition was formed by Morningside on behalf of an investor group to acquire the assets of Arthur Matney Co., Inc. Certain key management personnel and shareholders of the Company are or have been key management and shareholders of AM Cosmetics. AM Cosmetics sells several brands of budget cosmetics, one of which is targeted at the African-American consumer. The PIK Preferred Shares are non-voting and are entitled to cumulative dividends payable quarterly in additional PIK Preferred Shares at a rate of 12% per annum. Additionally, the PIK Preferred Shares are subject to redemption in whole at the option of Carson Products on or after July 1, 2005, at the stated value per share (which is $10,000 per share) plus an amount in cash equal to all accrued and unpaid dividends on the PIK Preferred Shares. During 1998, AM Cosmetics experienced significant financial difficulties and management turnover. The Company recorded a charge of $3.7 million to write off its investment in the PIK Preferred Shares, as a result of what management believes is permanent impairment in this asset.

         Concurrent with its investment in AM Acquisition, Carson Products entered into a Management Agreement (the "Carson - AM Management Agreement") with AM Cosmetics, pursuant to which Carson Products agreed to manage the business operations of and provide certain other services to AM Cosmetics. In return, Carson Products was entitled to fees equal to 1% of AM Cosmetics annual net sales subject to a minimum of $500,000 for 1997. The contract was amended in 1997 to provide a fixed fee of $250,000 for 1998 and thereafter. For the years ended December 31, 1998 and 1997, the Company received $42,000 and $500,000, respectively, in management fees. The Company did not receive and therefore did not accrue revenue for the entire $250,000 of fees in 1998 due to the financial difficulties experienced by AM Cosmetics. In November 1998 AM Cosmetics served written notice of termination of the Carson-AM Management Agreement.

         Pursuant to the Carson-AM Management Agreement, the parties entered into a manufacturing agreement in May 1997 which will expire on May 1, 1999 (the "AM Manufacturing Agreement"). Under the AM Manufacturing Agreement, AM Cosmetics manufactured the Dark & Lovely line of cosmetics and the Cutex nail enamel/treatments and nail care treatment products in accordance with Carson Products' specifications. AM Cosmetics was entitled to a 25% profit margin above all costs, including general and administrative costs, on the cosmetics products it produced under the AM Manufacturing Agreement, except for Cutex products for which the pricing was specified by SKU. The Company purchased approximately $4.7 million and $2.0 million from AM Cosmetics in 1998 and 1997, respectively, under the AM Manufacturing Agreement. Currently, no production is being carried out pursuant to this contract.

         Carson Products and AM Cosmetics also entered into a sales and marketing agreement (the "AM Sales/Marketing Agreement") in accordance with the Carson-AM Management Agreement in 1997. Under the AM Sales/Marketing Agreement, AM Cosmetics was entitled to a 7.5% sales commission on its sales of all Cutex products. Such sales commission was approximately $1.5 million and $1.2 million in 1998 and 1997, respectively. In December 1998, the Company served written notice of its intention to terminate the AM Sales/Marketing Agreement.

         In December 1998 AM Cosmetics instituted an AAA arbitration proceeding in New York against the Company. In its first claim, AM Cosmetics asserts that the Company breached the Carson-AM Management Agreement by failing to provide management level personnel, thus causing AM Cosmetics to hire its own management team at its own cost and expense. In its second claim, AM Cosmetics asserts that the Company breached the AM Manufacturing Agreement by failing to pay AM Cosmetics for manufacturing certain goods and failing to reimburse it for certain marketing and research costs. Arbitrators were recently selected, and an initial conference with the arbitration panel is expected in the near future. AM Cosmetics has not yet specified its damages or provided any calculation of alleged losses. The Company disputes AM Cosmetics' claim for damages and is vigorously defending the matter. At this time, the ultimate resolution of the claims is unknown but is not expected to have a materially adverse effect on the Company's financial position, results of operations or cash flows.

         In addition to the proceedings described above, the Company filed on April 29, 1999 a civil suit against AM Cosmetics for breach of contract in connection with the AM Sales/Marketing Agreement. In its suit, the Company intends to seek damages in excess of $30 million from AM Cosmetics arising from the failure of AM Cosmetics to use its best efforts to market, distribute, sell and promote the Company's Cutex brand nail polish and remover in the United States and Puerto Rico as provided in the AM Sales/Marketing Agreement and arising from the subsequent deterioration of the Cutex nail polish and remover businesses.

     Dr. Leroy Keith, Chairman of the Board of the Company, and Vincent A. Wasik, a controlling stockholder, a Director and Chairman of the Executive Committee of the Company and Lawrence E. Bathgate, II, a Director of the Company, each have ownership interests in AM Cosmetics. Dr. Keith serves as a member of AM Cosmetics' Board of Directors. In addition, Mr. Bathgate serves as AM Cosmetics' Chairman of the Board.

                    PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

         The Company's Amended and Restated Certificate of Incorporation and Restated Bylaws provide that the members of the Board shall be divided into three classes with approximately one-third of the directors to stand for election each year for three-year terms. The total number of directors comprising the Company's Board is currently set by the Board pursuant to the Company's Restated Bylaws at eleven. One Board position became vacant upon the death on February 21, 1999 of Gregory J. Andrews. Of the ten sitting directors, four members of the Board have terms expiring, and are nominees for election, at the 1999 Annual Meeting of Stockholders, three members have terms expiring at the 2000 Annual Meeting of Stockholders and three members have terms expiring at the 2001 Annual Meeting of Stockholders.

         Unless instructions to the contrary are given, all proxies received by the Company will be voted for the election of the four individuals named below as nominees for election as directors of the Company to hold office until the 2002 Annual Meeting of Stockholders or until their respective successors are elected and qualified. Each of the nominees has indicated a willingness to serve as a director if elected. Should any nominee not be a candidate at the Annual Meeting, all such proxies so received will be voted in favor of the other nominees and for such substitute nominee (if any) as shall be designated by the Board, or the number of directors may be reduced by the Board.

         The Board recommends that the stockholders vote FOR the four nominees named below.

         Certain information (as of April 30, 1999) concerning each of the four nominees for election as director, and each current director in the classes continuing in office, is set forth below and on the following pages:


Nominees for Three-Year Terms Expiring in 2002

         Leroy Keith (age 60) currently serves as Chairman of the Board of the Company. He became a Director of the Company upon its inception in May 1995, and served as Vice President until August 1996, when he became Chairman and Chief Executive Officer. Dr. Keith became Chairman and Chief Executive Officer of Carson Products concurrently with the Company's acquisition of Aminco, Inc. (the "Aminco Acquisition") in August 1995. He has served as a Director of AM Cosmetics since June 1996. He served on the Board of Directors of Aminco, Inc., from June 1994 to August 1995. Prior to that, he served as President of Morehouse College from 1987 to 1994. Dr. Keith is a member of the Board of Directors of Evergreen Keystone Investment Services, the Mutual Funds Board of Phoenix Home Life Insurance Company, One to One/The National Mentoring Partnership, Inc. and the National Committee for the Performing Arts of the John
F. Kennedy Center.

         Lawrence E. Bathgate, II (age 59) became a Director of the Company upon its inception in May 1995 and of Carson Products in August 1995. He served as Secretary of the Company from May 1995 to August 1996. He also serves as President and Chief Executive Officer of Bathgate, Wegener & Wolf, P.A., a law firm with which he has been affiliated since 1970. Mr. Bathgate is a founder and principal of Morningside. Additionally, he is currently Chairman of the Board of AM Cosmetics and has served on the Board of Directors of AM Cosmetics since June 1996. He also serves on the Board of Trustees of Villanova University, the Board of Regents of Seton Hall University and served as Finance Chairman of the Republican National Committee from 1988 to 1992.

         John L. Sabre (age 41) became a Director of the Company in August 1996 and of Carson Products concurrent with the Aminco Acquisition in August 1995. He currently serves as Senior Managing Director at First Dominion Capital. He was previously employed as Managing Director of Indosuez Capital, a position he held from April 1992 to August 1997. Prior to that, Mr. Sabre was a Vice President at Kidder, Peabody & Co. from March 1990 to April 1992.

         Vincent A. Wasik (age 54) became Chairman of the Board of Directors and President of the Company upon its inception in May 1995 and served as such until August 1996. Mr. Wasik continues to serve as a Director of the Company and has been a Director of Carson Products since August 1995. He served as Acting Chief Executive Officer of the Company and of Carson Products during June 1998. He is also a founder and serves as President of Morningside. From 1985 to 1995, Mr. Wasik served as President of Fidelco Capital Group. He was also President of Wondercamp Entertainment Company from 1994 to 1995. He is also currently a member of the Board of Directors of One to One/The National Mentoring Partnership, Inc., the National Committee for the Performing Arts of the John F. Kennedy Center and the Board of Trustees for Boston College.

Directors Continuing in Office Until 2000

         Suzanne de Passe (age 51) became a Director of the Company in August 1996 and of Carson Products in June 1996. Ms. de Passe has served as Chief Executive Officer of de Passe Entertainment since 1991. She currently serves on the Board of Directors of The American Film Institute and the Los Angeles Opera.

         James L. Hudson (age 59) became a Director of the Company in August 1996 and of Carson Products in June 1996. Mr. Hudson has served as Chairman of JAH Development Company since 1985. Mr. Hudson has served as Chairman of the Board of Trustees of Morehouse College and as a member of the Board of the Metropolitan Washington Airports Authority.

         Jack Kemp (age 62) became a Director of the Company in December 1996. He previously served as a Director of Carson Products from February 1996 to August 1996, when he resigned to accept the Republican nomination for Vice President of the United States. Mr. Kemp served as Secretary of Housing and Urban Development for the U.S. Government from 1989 to 1992. Mr. Kemp is also a member of the Board of Directors of Landair, Cyrix Corp., Oracle Corp., Columbus Trust Realty, American Bankers Insurance Corp., and Worldcorp and has served as Co-Director of Empower America since 1993.

Directors Continuing in Office Until 2001

         Malcolm R. Yesner (age 41) became President and Chief Executive Officer of the Company in March 1999, having served as a Director of the Company since

October 1998. He has also served as President of International Operations of the Company and Chief Executive Officer of Carson Holdings Limited (South Africa) since April 1998. From 1992 to 1998, he held the position of Managing Director of Carson Holdings Ltd. ("Carson South Africa"). Prior to joining Carson South Africa, Mr. Yesner held senior management positions with Procter & Gamble in Australia and Bristol Meyers Squibb Limited in South Africa.

         Abbey J. Butler (age 61) became a Director of the Company in August 1996 and of Carson Products in June 1996. Mr. Butler currently serves in the following capacities for the following companies and organizations: Avatex (formerly FoxMeyer Health Corporation), Director from 1990, Co-Chairman of the Board of Directors from 1990, Co-Chief Executive Officer from 1990; NII Health Care Corporation, Co-Chairman of the Board of Directors, Co-Chief Executive Officer; Ben Franklin Retail Stores, Inc., Director from November 1991 to March 1997 and Co-Chairman of the Board of Directors from 1994 to March 1997; C.B. Equities Capital Corp., President from 1982 and Director from 1982; Grand Bank Inc., Director from 1994; CST Entertainment Inc., Director from 1994; Imagyn Medical Technology, Inc., Director from 1995; Cyclone Fence Corp., Director from 1995; Phar-Mor, Inc., Director from 1995, Chairman and Chief Executive Officer from 1997; The American University, Trustee from 1986; Starlight Foundation, Director from 1990; Executive Council of the National Committee for the Performing Arts of the John F. Kennedy Center, Director from 1989; and President's Advisory Committee on the Arts, Member from 1992. Mr. Butler is the former Co-Chief Executive Officer of FoxMeyer Drug Company which, along with FoxMeyer Health Corporation and certain other of its subsidiaries and affiliates, including Ben Franklin Retail Stores, Inc., filed for protection under Chapter 11 of the U.S. Bankruptcy Code on August 27, 1996.

         Melvyn J.  Estrin  (age 56) became a Director  of the Company in August
1996 and of Carson Products in June 1996. Mr. Estrin currently serves in the following capacities for the following companies: Avatex (formerly FoxMeyer Health Corporation), Director since 1990, Co-Chairman of the Board of Directors from March 1991, Co-Chief Executive Officer from October 1991; NII Health Care Corporation; Co-Chairman of the Board of Directors, Co-Chief Executive Officer; Washington Gas Light Company, Director from October 1991; Grand Banc Inc., Director from August 1993; UroHealth Systems, Inc., Director from July 1995; Phar-Mor, Inc., Director from September 1995; Centaur Partners, L.P., Managing Partner from 1990; University Research Corporation, Chief Executive Officer since 1978; and Estrin International, Chairman and Chief Executive Officer since 1983. Mr. Estrin has also served in the following capacities for the following companies and organizations: Ben Franklin Retail Stores, Inc., Co-Chairman of the Board of Directors from November 1991 to March 1997, Co-Chief Executive Officer from 1994 to March 1997, Director from 1991 to March 1997; University of Pennsylvania, Trustee from 1990 to 1995; and Commissioner of the National Capital Planning Commission, appointed by the President, from 1993 to 1995. Mr. Estrin is the former Co-Chief Executive Officer of FoxMeyer Drug Company which, along with FoxMeyer Health Corporation and certain other of its subsidiaries and affiliates, including Ben Franklin Retail Stores, Inc., filed for protection under Chapter 11 of the U.S. Bankruptcy Code on August 27, 1996.

                   PROPOSAL NUMBER 2: RATIFICATION OF AUDITORS

         The Board, acting upon the recommendation of the Audit Committee of the Board, has appointed the firm of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1999. Although action by the stockholders in this manner is not required, the Board believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of Company financial controls and reporting.

         Therefore, a proposal to ratify the appointment of the firm of Deloitte & Touche LLP as the principal independent auditors of the Company to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 1999 will be presented to the stockholders at the Annual Meeting. The firm has served as the principal independent auditors for the Company since August 1995. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions and, although the firm has indicated that no statement will be made, an opportunity for a statement will be provided.

         If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

         The Board recommends that stockholders vote FOR the proposal.


                       PROPOSAL NUMBER 3: ADOPTION OF THE
                   CARSON, INC. 1996 LONG-TERM INCENTIVE PLAN

     In 1996 the Compensation Committee of the Board recommended to the Board the adoption of the Carson, Inc. 1996 Long-Term Incentive Plan (the "Plan"), subject to shareholder approval. The Board subsequently ratified the Compensation Committee's recommendation and adopted the Plan, subject to (a) the occurrence of closing of the Company's initial public offering, (b) the approval of the Plan by the Company's Shareholders in accordance with Section 422 of the Internal Revenue Code (the "Code"), and (c) the approval of the Plan by the Company's shareholders following the closing of the initial public offering in accordance with Section 162(m) of the Code and the regulations thereunder at such time and to the extent required by Treas. Reg. Section 1.162-27. The Company's initial public offering closed in 1996 and the Plan was approved in accordance with Section 422 of the Code prior to such closing. The Board has now determined to submit the Plan, as amended, to shareholders pursuant to Section 162(m) of the Code. Shareholders are now requested to approve the adoption of the Plan.

     In 1999, the Board amended the Plan,  subject to shareholder  approval,  to
(a) increase the maximum number of shares of common stock in respect of which awards may be granted or paid out under the Plan, subject to adjustment, by 750,000 shares from 600,000 shares to 1,350,000 shares, (b) increase the maximum number of shares of common stock underlying an award of stock options and stock appreciation rights ("SARs") that may be granted to all participants in the aggregate in any calendar year by 200,000 shares, from 500,000 shares to 700,000 shares, (c) increase the maximum number of shares of common stock underlying an award of stock options and SARs that may be granted to an individual participant in any calendar year by 300,000 shares, from 200,000 shares to 500,000 shares and (d) revise the effective date provision of the Plan. Shareholder approval of the Plan will also constitute shareholder approval of the amendments described above.

     A general description of the basic features of the Plan, as amended, is set forth below. Such description is qualified in its entirety by reference to the full text of the Plan, as amended, which is set forth in full as Appendix A to this Proxy Statement.

     The Board recommends that shareholders vote FOR adoption of the Carson, Inc. 1996 Long-Term Incentive Plan.

Purpose

         The purpose of the Plan is to further and promote the interests of the Company, its Subsidiaries and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate employees and consultants or those who will become employees or consultants, and to align the interests of those individuals and the Company's stockholders. To do this, the Plan offers performance-based incentive awards and equity-based opportunities to provide such employees and consultants with a proprietary interest in maximizing the growth, profitability and overall success of the Company.

Number Of Shares

         The maximum number of shares of Common Stock as to which awards could be granted may not exceed 1,350,000 shares. During any calendar year, all participants in the aggregate may not receive an award subject to performance criteria exceeding, in the aggregate, 300,000 underlying shares of Common Stock. The maximum amount payable in respect of awards subject to performance criteria in any calendar year may not exceed 500,000 shares of common stock in the aggregate to all participants and 100,000 shares of common stock in the case of any individual participant. The limits on the numbers of shares described in this paragraph are subject to proportional adjustment to reflect certain stock changes, such as stock dividends and stock splits.

         If, however, any awards expire or terminate unexercised, the shares of Common Stock allocable to the unexercised or terminated portion of such award shall again be available for awards under the Plan to the extent of such expiration or termination, subject to certain limitations under the Plan.

Administration

         The administration, interpretation and operation of the Plan will be vested in the Compensation Committee. Members of the Compensation Committee will serve at the pleasure of the Company's Board of Directors, which may at any time remove or add members to it. No member of the Compensation Committee, nor any other director who is not a salaried employee or officer of the Company will be eligible to receive an award under the Plan. The day-to-day administration of the Plan will be carried out by officers and employees of the Company designated by the Compensation Committee.

Eligibility

         All salaried employees and consultants or those who will become salaried employees or consultants of the Company and/or its Subsidiaries are eligible to receive awards under the Plan. Awards under the Plan will be made by the Compensation Committee. Awards will be made pursuant to individual award agreements between the Company and each participant.

Awards Under The Plan

         Introduction. Awards under the Plan may consist of stock options, stock appreciation rights, restricted shares or performance unit awards, each of which is described below. All awards will be evidenced by an agreement approved by the Compensation Committee. In the discretion of the Compensation Committee, an eligible employee may receive awards from one or more of the categories described below, and more than one award may be granted to an eligible employee. In the event of any change in the outstanding shares of Common Stock of the Company by reason of certain stock changes, including, without limitation, stock dividends and stock splits, the terms of awards and number of shares of any outstanding award may be equitably adjusted by the Board in its sole discretion.

         Stock Options and Stock Appreciation Rights. A stock option is an award that entitles a participant to purchase shares of Common Stock at a price fixed at the time the option is granted. Stock options granted under the Plan may be in the form of incentive stock options (which qualify for special tax treatment) or non-qualified stock options and may be granted alone or in addition to other awards under the Plan. Non-qualified stock options may be granted alone or in tandem with SARs.

         SARs entitle a participant to receive, upon exercise, cash, restricted shares or unrestricted shares of Common Stock as provided in the relevant award agreement, with a value equal to (a) the difference between (i) the fair market value on the exercise date of the shares with respect to which an SAR is exercised and (ii) the fair market value on the date the SAR was granted, multiplied by (b) the number of shares of Common Stock for which the SAR has been exercised.

         No SAR may be exercised until six months after its grant or prior to the exercisability of the stock option with which it is granted in tandem, whichever is later.

         The exercise price and other terms and conditions of such options will be determined by the Compensation Committee at the time of grant, and in the case of incentive stock options, such exercise price will not be less than 100 percent of the fair market value of the Common Stock on the date of the grant. No term of any incentive stock options shall exceed ten years after grant. An option or SAR grant under the Plan does not provide an optionee any rights as a shareholder and such rights will accrue only as to shares actually purchased through the exercise of an option or the settlement of an SAR.

         Exercise of an option (or an SAR) will result in the cancellation of the related option (or SAR) to the extent of the number of shares in respect of which such option (or SAR) has been exercised. Unless otherwise determined by the Compensation Committee or provided in the relevant award agreement, stock options shall become exercisable over a three-year period from the date of grant with 33-1/3% vesting on each anniversary of the grant in that time period.

         Payment for shares issuable pursuant to the exercise of an option may be made either in cash, by certified check, bank draft, or money order, or, if permitted by the Compensation Committee and applicable law, by delivery of a fully-secured promissory note, by delivery of shares of Common Stock already owned by the participant for at least six months, or some other form of payment acceptable to the Compensation Committee. The Compensation Committee may also allow participants to simultaneously exercise stock options and sell the shares of Common Stock acquired thereby, pursuant to a "cashless exercise" arrangement.

         Restricted Share Awards. Restricted share awards are grants of Common Stock made to a participant subject to conditions established by the Compensation Committee in the relevant award agreement. The restricted shares only become unrestricted in accordance with the conditions and vesting schedule, if any, provided in the relevant award agreement, but in no event shall restricted shares vest prior to six months after the date of grant. A participant may not sell or otherwise dispose of restricted shares until the conditions imposed by the Compensation Committee have been satisfied. Restricted share awards under the Plan may be granted alone or in addition to any other awards under the Plan. Restricted shares which vest will be reissued as unrestricted Common Stock.

         Each participant who receives a grant of restricted shares will have the right to receive all dividends and vote or execute proxies for such shares, whether or not such shares have vested. Any stock dividends will be treated as additional restricted shares.

         Performance Units. Performance units (with each unit representing a monetary amount designated in advance by the Compensation Committee) are awards which may be granted to participants alone or in addition to any other awards under the Plan. Participants receiving performance unit grants will only earn such units if the Company and/or the participant achieve certain performance goals during a designated performance period. The Compensation Committee will establish such performance goals and may use such measures as total shareholder return, return on equity, net earnings growth, sales or revenue growth, comparison to peer companies, individual or aggregate participant performance or such other measures the Compensation Committee deems appropriate. The participant may forfeit such units in the event the performance goals are not met. If all or a portion of a performance unit is earned, payment of the designated value thereof will be made in cash, in unrestricted Common Stock or in restricted shares or in any combination thereof, as provided in the relevant award agreement.

Forfeiture Upon Termination

         Unless otherwise provided in the relevant award agreement, if a participant's employment is terminated for any reason, any unexercisable stock option or SAR shall be forfeited and canceled by the Company. Such participant's right to exercise any then-exercisable stock option or SAR will terminate 90 days after the date of such termination (but not beyond the stated term of such stock option or SAR); provided, however, the Compensation Committee may (to the extent options were exercisable on the date of termination) extend such period. If a participant dies, becomes totally disabled or retires, such participant (or the estate or other legal representative of the participant), shall become 100% vested in any stock options or SARs as of the date of death, total disability or retirement, and will be entitled to exercise any stock options or SARs at any time within the one-year period following such death, disability or retirement, but not beyond the stated term of such stock option or SAR.

         Unless otherwise provided in the relevant award agreement, if a participant's employment is terminated for any reason (other than due to death, total disability or retirement) (a) prior to the lapsing of any applicable restriction period, or the satisfaction of any other restrictions, applicable to any grant of restricted shares, or, (b) prior to the completion of any performance period in respect of any grant of performance units, such restricted shares or performance units, as the case may be, will be forfeited by such participant; provided, however, that the Compensation Committee may, in its sole discretion, determine within 90 days after such termination that all or a portion of such restricted shares or performance units, as the case may be, shall not be so forfeited. In the case of death, total disability or retirement, the participant (or the estate or other legal representatives of the participant) shall become 100% vested in any restricted shares as of the date of termination or shall be entitled to earn into the participant's performance units.

Change Of Control

         If a Change of Control, as defined in the Plan, occurs (i) all Stock Options and/or SARs then unexercisable and outstanding will become fully vested and exercisable, (ii) all restrictions, terms and conditions applicable to restricted shares then outstanding will be deemed lapsed and satisfied and (iii) all performance units will be deemed to have been fully earned, each as of the date of the Change of Control; provided, however, that such Change of Control provisions will only apply to those participants who are employed by the Company and/or one of its Subsidiaries as of the date of the Change of Control or who are terminated before the Change in Control and reasonably demonstrate that such termination was in connection with or in anticipation of the Change in Control.


Amendment, Suspension Or Termination Of The Plan

         The Board may amend, suspend or terminate the Plan (or any portion thereof) at any time; provided, however, that no amendment by the Board may, without the approval of a majority of the stockholders, (i) increase the number of shares of Common Stock which may be issued under the Plan, except as provided therein, (ii) materially modify the requirements as to eligibility for participation in the Plan, (iii) materially increase the benefits accruing to participants under the Plan except as permitted therein, provided Rule 16b-3 of the Exchange Act does not require shareholder approval. No amendment, suspension or termination by the Board of Directors shall (a) materially adversely affect the rights of any participant under any outstanding share grants, without the consent of such participant, or (b) make any change that would disqualify the Plan from the exemption provided by Rule 16b-3 of the Exchange Act or from the benefits or entitlements to deductions provided under Sections 422 and 162(m) of the Internal Revenue Code of 1986 (the "Code"), respectively.

Certain Federal Income Tax Consequences Of The Plan

         Incentive Stock Options. Stock options granted under the Plan may be incentive stock options (within the meaning of Section 422 of the Code) or non-qualified stock options. Upon the grant of an incentive stock option, the optionee will not recognize any income. No income is recognized by the optionee upon the exercise of an incentive stock option if the holding period requirements contained in the Plan and in the Code are met, including the requirement that the optionee remain an employee of the Company (or a subsidiary) during the period beginning with the date of the grant of the option and ending on the day three months (one year if the optionee becomes disabled) before the date the option is exercised. The optionee must increase his or her alternative minimum taxable income for the taxable year in which he or she exercised the incentive stock option by the amount that would have been ordinary income had the option not been an incentive stock option.

         Upon the subsequent disposition of shares acquired upon the exercise of an incentive stock option, the federal income tax consequences will depend upon when the disposition occurs and the type of disposition. If the shares are disposed of by the optionee after the later to occur of (i) the end of the two-year period beginning the day after the day the incentive stock option is awarded to the optionee, or (ii) the end of the one-year period beginning on the day after the day the shares are issued to the optionee, any gain or loss realized upon such disposition will be long-term capital gain or loss, and the Company (or a subsidiary) will not be entitled to any income tax deduction in respect of the option or its exercise. For purposes of determining the amount of such gain or loss, the optionee's tax basis in the shares will be the option price.

         Generally, if the shares are disposed of by the optionee in a taxable disposition within (i) the two-year period beginning on the day after the day the option was awarded to the optionee, or (ii)the one-year period beginning on the day after the day the shares are issued to the optionee, the excess, if any, of the amount realized (up to the fair market value of the shares on the exercise date) over the option price will be compensation taxable to the optionee as ordinary income, and the Company will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under the caption "Limits on Deductions") equal to the amount of ordinary income realized by the optionee.

         If an optionee has not remained an employee of the Company during the period beginning with the grant of an incentive stock option and ending on the day three months (one year if the optionee becomes disabled) before the date the option is exercised, the exercise of such option will be treated as the exercise of a non-qualified stock option with the tax consequences described below.

         Non-Qualified Stock Options. Upon the grant of a non-qualified stock option, an optionee will not recognize any income. At the time a nonqualified option is exercised, the optionee will recognize compensation taxable as ordinary income, and the Company will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under the caption "Limits on Deductions"), in an amount equal to the difference between the fair market value on the exercise date of the shares acquired pursuant to such exercise and the option price. Upon a subsequent disposition of the shares, the optionee will recognize long- or short-term capital gain or loss, depending upon the holding period of the shares. For purposes of determining the amount of such gain or loss, the optionee's tax basis in the shares will be the fair market value of such shares on the exercise date.

         Effect of Share-for-Share Exercise. If an optionee elects to tender shares of Common Stock in partial or full payment of the option price for shares to be acquired through the exercise of an option, generally the optionee will not recognize any gain or loss on such tendered shares. However, if the shares tendered in connection with any share-for-share exercise were previously acquired upon the exercise of an incentive stock option, and such share-for-share exercise occurs within one year after the tendered shares were received, such disposition will be a taxable disposition with the tax consequences described above for the taxable dispositions within one year of shares acquired upon the exercise of an incentive stock option.

         If the optionee tenders shares upon the exercise of an option which would result in the receipt of compensation by the optionee, as described above under the caption "Non-Qualified Stock Options", the optionee will recognize compensation taxable as ordinary income and the Company will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under the caption "Limits on Deductions") in an amount equal only to the fair market value of the number of shares received by the optionee upon exercise which is in excess of the number of tendered shares, less any cash paid by the optionee.

         Restricted Shares. A participant will not recognize any income upon the award of restricted shares unless the participant makes an election under
Section 83(b) of the Code in respect of such grant, as described below. Unless a participant has made an election under Section 83(b) of the Code in respect of any restricted shares, any dividends received by the participant with respect to restricted shares prior to the date the participant recognizes income with respect to such award (as described below) must be treated by the participant as compensation taxable as ordinary income, and the Company will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant. After the terms and conditions applicable to the restricted shares are satisfied, or if the participant has made an election under Section 83(b) of the Code in respect of the restricted shares, any dividends received by the participant in respect of such award will be treated as a dividend taxable as ordinary income, and the Company will not be entitled to a deduction in respect of any such dividend payment.

         At the time the terms and conditions applicable to the restricted shares are satisfied, a participant will recognize compensation taxable as ordinary income, and the Company will be entitled to a deduction, in an amount equal to the then fair market value of the shares of unrestricted Common Stock received by the participant. The participant's tax basis for any such shares of Common Stock would be the fair market value on the date such terms and conditions are satisfied.

         A participant may irrevocably elect under Section 83(b) of the Code to recognize compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction, in an amount equal to the fair market value of such restricted shares (determined without regard to any restrictions thereon) on the date of grant. Such an election must be made by the participant not later than 30 days after the date of grant. If such an election is made, no income would be recognized by the participant (and the Company will not be entitled to a corresponding deduction) at the time the applicable terms and conditions are satisfied. The participant's tax basis for the restricted shares received and for any shares of Common Stock subsequently held in respect thereof would be the fair market value of the restricted shares (determined without regard to any restrictions thereon) on the date of grant. If a participant makes such an election and subsequently all or part of the award is forfeited, the participant will not be entitled to a deduction as a result of such forfeiture.

         The holding period for capital gain or loss purposes in respect of the Common Stock underlying an award of restricted shares shall commence when the terms and conditions applicable to the restricted shares are satisfied, unless the participant makes a timely election under Section 83(b) of the Code. In such latter case, the holding period will commence immediately after the grant of such restricted shares.

         Performance Units. A participant will not recognize any income upon the award of a performance unit. If the performance goals applicable to the performance units are achieved during the applicable performance period and such performance units are earned, a participant will recognize compensation taxable as ordinary income, and the Company will be entitled to a deduction equal to the amount of cash or the then fair market value of unrestricted Common Stock received by the participant in payment of the performance units. The participant's tax basis for any such shares of Common Stock would be the fair market value on the date such unrestricted shares are transferred to the participant. If all or a portion of the performance units are paid in restricted shares, see "Restricted Shares" above for a discussion of the applicable tax treatment.

         Limits on Deductions. Under Section 162(m) of the Code, the amount of compensation paid to the chief executive officer and the four other most highly paid executive officers of the Company in the year for which a deduction is claimed by the Company (including its subsidiaries) is limited to $1,000,000 per person in any year, except that compensation which is performance-based will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation. The ability of the Company to claim a deduction for compensation paid to any other executive officer or employee of the Company (including its subsidiaries) is not affected by this provision.

         The Company has structured the Plan so that any compensation for which the Company may claim a deduction in connection with the exercise of non-qualified stock options and related SARs and the disposition by an optionee of shares acquired upon the exercise of incentive stock options will be performance-based within the meaning of Section 162(m) of Code. Because the restricted share awards under the Plan are not deemed to be performance-based under Section 162(m) of the Code, amounts for which the Company may claim a deduction upon the lapse of any restrictions on such restricted share awards will be subject to the limitations on deductibility under Section 162(m).

         Additional Information. The recognition by an employee of compensation income with respect to a grant or an award under the Plan will be subject to withholding for federal income and employment tax purposes. If an employee, to the extent permitted by the terms of a grant or award under the Plan, uses shares of Common Stock to satisfy the federal income and employment tax withholding obligation, or any similar withholding obligation for state and local tax obligations, the employee will recognize a capital gain or loss, short-term or long-term, depending on the tax basis and holding period for such shares of Common Stock.

         If the provisions of the Plan relating to a change in control become applicable, certain compensation payments or other benefits received by "disqualified individuals" (as defined in Section 280G(c) of the Code) under the Plan or otherwise may cause or result in "excess parachute payments" (as defined in Section 280G(b)(I) of the Code). Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such excess parachute payments received by such a disqualified individual, and any such excess parachute payments will not be deductible by the Company (or a subsidiary). In addition, certain disqualified individuals may receive reimbursement payments from the Company to eliminate the adverse effect of such 20% excise tax. Any such reimbursement payments will be compensation income to the recipient subject to additional income and excise taxation, but will not be deductible by the Company (or any subsidiary).
                                   * * * * * *

New Plan Benefits Table

         The following table summarizes the stock option grants that had been made to the named directors and executive officers of the Company under the 1996 LTIP, as of April 30, 1999. After giving effect to the amendment and accounting for stock option grants made to other employees, 15,975 shares of Class A Common Stock will be available for issuance under the 1996 LTIP for future awards. All such future awards are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time.

                                NEW PLAN BENEFITS
                                      1999
--------------------------------------------------------------------------------
Name and Position                                    Number of Underlying Shares
                                                          Grants of Options
--------------------------------------------------------------------------------
Dr. Leroy Keith                                                 57,500
--------------------------------------------------------------------------------
Gregory J. Andrews                                             300,000
--------------------------------------------------------------------------------
Malcolm R. Yesner                                              529,000
--------------------------------------------------------------------------------
Robert W. Pierce                                               160,000
--------------------------------------------------------------------------------
Donald N. Riley                                                 77,500
--------------------------------------------------------------------------------
Richard A. Bozzell                                              79,500
--------------------------------------------------------------------------------
Executive Group                                              1,231,000
--------------------------------------------------------------------------------
Non-Executive Director Group                                    80,000
--------------------------------------------------------------------------------
Non-Executive Officer Employee Group                            23,025
--------------------------------------------------------------------------------

Stock Price

         At April 23, 1999, the total number of outstanding shares of Common Stock was 15,120,862 shares. The closing price of the Common Stock on the New York Stock Exchange on April 23, 1999, was $3.4375 per share.


Effective Date

         The Plan was effective on August 14, 1996, the date of its adoption by the Board of Directors, subject to shareholder approval. The Plan will terminate on December 31, 2006, except with respect to awards then outstanding. After such date no further awards will be granted under the Plan unless the Plan is extended by the Board.

Approval Of The Carson, Inc. 1996 Long-Term Incentive Plan

         To satisfy the requirements for performance based compensation pursuant to Section 162(m) of the Code, the Carson, Inc. 1996 Long-Term Incentive Plan must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal by the holders of the shares of Common Stock entitled to vote thereat.

         The Board of Directors recommends that the stockholders vote FOR approval of this proposal. If not otherwise specified, proxies will be voted FOR approval.


                                 OTHER BUSINESS

         The directors know of no other matters to be brought before the Annual Meeting. However, if any other proper matters are brought before the Annual Meeting, the persons named as proxies in the enclosed proxy card will vote in accordance with their judgment on such matters.

                        INFORMATION REGARDING DIRECTORS,
                         NOMINEES AND EXECUTIVE OFFICERS

Executive Officers

         The following table shows certain information as of April 30, 1999 concerning each person deemed to be an executive officer of the Company, except those persons also serving as directors. Each executive officer is elected by the Board or the Company's subsidiaries annually and serves at the pleasure of the Board. Except as indicated under "COMPENSATION AND OTHER TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS - Employment Agreements", there are no arrangements or understandings between any executive officer and any other person pursuant to which the officer was elected.

                                                         Principal Occupation
                                                         and Business Experience
      Name                        Age                  for the Past Five Years

      Robert W. Pierce             56    Executive  Vice   President  and  Chief
                                         Financial Officer of the  Company since
                                         May 1997;  Executive   Vice  President,
                                         Chief  Financial Officer  and Treasurer
                                         of  Maybelline,  Inc. from  1990 to May
                                         1997.

      Donald N. Riley              50    Executive  Vice President of Operations
                                         of  the  Company  since  January  1999;
                                         Senior  Vice  President  of Operations,
                                         Carson  Products  since  August   1997;
                                         Director  of  Engineering,   Maybelline
                                         from  January  1997   to  August  1997;
                                         Regional   Operations    Director/Plant
                                         Manager,  Suzhou China, Maybelline from
                                         1995   to   1997;  Director  of Quality
                                         Assurance-Worldwide,  Maybelline   from
                                         1992 to 1995.

      Aurelia Waldon               52    Vice  President, Sales  of  the Company
                                         since June 1998; Caribbean   Divisional
                                         Director of  Sales for the Company from
                                         December 1995  to  June  1998; District
                                         Manager  for the  Company from December
                                         1994 to December 1995.

      Name                         Age                   Principal Occupation
                                                         and Business Experience
                                                         for the Past Five Years

      Richard A. Bozzell           53    Senior  Vice President, Finance  of the
                                         Company since July 1997; Executive Vice
                                         President and General  Manager, Yardley
                                         of  London  from  1996  to  July  1997;
                                         Vice President of  Finance,  Maybelline
                                         from  1992  to  1996;  Vice  President/
                                         Controller,  Maybelline  from  1990  to
                                         1992.

      Sylvia Ervin                 54    Vice  President, Human Resources of the
                                         Company since December 1998; President,
                                         SEI Consulting Group from 1995 to 1998;
                                         President,  Servin   Enterprises,  Inc.
                                         and Servin  Company, Inc. from  1991 to
                                         present;  Director, Executive Education
                                         and Development, Xerox Corporation from
                                         1987 to 1991.


Meetings and Committees of the Board of Directors

Board Meetings

         During the twelve months ended December 31, 1998, there were seven meetings held by the Board. During 1998, one meeting of the Audit Committee, one meeting of the Compensation Committee, and 12 meetings of the Executive Committee were held. In 1998, all of the directors, except for James L. Hudson and Jack Kemp, participated in at least 75% of the meetings of the Board and the committees of the Board on which they served.

Board Committees

         The Board has three committees - the Audit Committee, the Compensation Committee and the Executive Committee of the Board.

         The Audit Committee members are Abbey J. Butler and John L. Sabre. The Audit Committee, among other things, makes recommendations to the Board regarding the independent auditors to be nominated for ratification by stockholders, reviews the services rendered by such auditors and the related fees charged, reviews with such auditors the scope of the annual audit and the results thereof, and makes recommendations to the Board regarding the same, assists the Board in fulfilling its responsibilities relating to the Company's accounting, financial reporting and internal auditing policies and procedures, and assists the Board and makes recommendations with respect to the Company's budgets and long-range financial planning.

         The Compensation Committee members are Abbey J. Butler and John L. Sabre. The Compensation Committee is responsible for all aspects of the Company's executive compensation policies. Beginning in 1998, the Compensation Committee also assumed responsibility for administration of the Company's 1996 Long-Term Incentive Plan (the "1996 LTIP"), formerly administered by the Company's Stock Plan Committee. See "COMPENSATION AND OTHER TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS - Compensation Committee Report on Executive Compensation".

         The Executive Committee members are Leroy Keith, Lawrence E. Bathgate, Abbey J. Butler, John L. Sabre and Vincent A. Wasik. Mr. Wasik is the Chairman of the Executive Committee. The Executive Committee has the authority to exercise all the powers of the full Board of Directors with respect to the management of the business of the Company, except the power to fill vacancies in the Board and the power to amend the Company's Restated Bylaws.

                       COMPENSATION AND OTHER TRANSACTIONS
                      WITH EXECUTIVE OFFICERS AND DIRECTORS

Executive Officer Compensation

                           Summary Compensation Table

         The following table sets forth a summary of all compensation awarded or paid to or earned by the non-executive Chairman of the Board, the chief executive officer, the four other most highly compensated current executive officers and two former executive officers (who would have been among the most highly compensated officers) of the Company (the "named executive officers") for services rendered in all capacities to the Company (including its subsidiaries) for the fiscal year ended December 31, 1998, for the fiscal year ended December 31, 1997 and the period from April 1, 1996 to December 31, 1996. Effective December 31, 1996 the Company changed its fiscal year end from March 31 to December 31.

                                                                                                  Long-term
                                                Annual Compensation                          Compensation Awards

                                --------------------------------------------  -------------------------------------
                                                                                                       Securities
                                                                                           Restricted  Underlying
                                                                              Other           Stock      Options
Name and Principal Position      Fiscal Period        Salary($)   Bonus($)    Annual          Awards  (#) of Shares
-----------------------------   -------------------   ---------   ---------   Compensation ----------  ------------
                                                                              (h)
                                                                              ------------

Leroy Keith(a)                   1/01/98 - 12/31/98   420,000                  16,493                       0
  Former Chief Executive         1/01/97 - 12/31/97   385,000                  18,120                  50,000
  Officer                        4/01/96 - 12/31/96   274,449      56,875      14,659                   7,500



Gregory J. Andrews(b)            6/30/98 - 12/31/98   144,231     450,000      34,470                 300,000
  Former President and Chief
  Executive Officer


Malcolm R. Yesner(c)             1/01/98 - 12/31/98   228,000     100,000           0                  79,000
  President - International      1/01/97 - 12/31/97   137,000     100,000
  Operations                     4/01/96 - 12/31/96   104,000


Robert W. Pierce(d)              1/01/98 - 12/31/98   250,000      50,000      10,515                  60,000
  Executive Vice President,      1/01/97 - 12/31/97   165,384      50,000       1,233                 100,000
  and Chief Financial
  Officer


Donald N. Riley                  1/01/98 - 12/31/98   142,308      30,000      27,568                  52,500
  Executive Vice President,      1/01/97 - 12/31/97    38,462      10,000       2,178                  25,000
  Operations


Richard A. Bozzell               1/01/98 - 12/31/98   150,000      22,500      29,226                  29,500
  Senior Vice President,         1/01/97 - 12/31/97    69,231      25,000         528                  50,000
  Finance

Dennis E. Smith(e)               1/01/98 - 12/31/98   415,118      20,288      18,731                       0
  Former Executive Vice          1/01/97 - 12/31/97   202,323       3,968     509,860                  37,000(g)
  President, Sales               4/01/96 - 12/31/96   146,136      83,900      16,529                   4,000(g)


Joyce M. Roche'(f)               1/01/98 - 12/31/98   285,000      40,576      38,737                       0
  Former President and Chief     1/01/97 - 12/31/97   260,000       7,936      39,296                  40,000(g)
  Operating Officer              4/01/96 - 12/31/96   179,670      35,000      18,483                   6,000(g)

---------------------
(a) Dr. Keith resigned his position as Chief Executive Officer on June 4, 1998 but retained his position as non-executive Chairman of the Board. Vincent
     A. Wasik, a Director and Chairman of the Executive Committee of the Company, served without compensation as Acting Chief Executive Officer from June 4, 1998 until the appointment of Gregory J. Andrews to the position of Chief Executive Officer on June 30, 1998.

(b) Mr. Andrews became President and Chief Executive Officer of Carson Products and the Company on June 30, 1998. Mr. Andrews passed away on February 21, 1999.

(c) Mr. Yesner became President and Chief Executive Officer of the Company on March 2, 1999. Since April 1998, he has also served as President - International Operations of the Company. From 1992 to 1998, Mr. Yesner served as Managing Director of Carson South Africa.

(d) Mr. Pierce became an executive officer of Carson Products and the Company on May 9, 1997.

(e) Mr. Smith resigned his position as Executive Vice President - Sales, effective June 3, 1998.

(f) Ms. Roche' resigned her position as President and Chief Operating Officer of the Company, effective September 16, 1998.

(g) Mr. Smith and Ms. Roche' forfeited their awards of stock options upon resignation from the Company.

(h) Except where otherwise noted, all other compensation for 1998 includes Long Term Disability in the amount of $525.00 for Dr. Keith, $262.50 for Mr. Andrews, $525.00 for Mr. Pierce, $525.00 for Mr. Riley and $525.00 for Ms. Roche'. It also includes a car allowance of $11,723 for Dr. Keith, $7,012 for Mr. Andrews, $8,380 for Mr. Pierce, $6,000 for Mr. Riley, $6,750 for Ms. Roche' and $3,000 for Mr. Smith. Also included is Excess Life Insurance of $4,245 for Dr. Keith and $8,150 for Mr. Andrews. In addition, other compensation includes relocation expenses of $10,400 and tuition of $8,645 for Mr. Andrews; relocation expenses of $1,610 for Mr. Pierce; relocation expenses of $21,043 for Mr. Riley; relocation expenses of $26,451 for Mr. Bozzell, imputed interest of $31,462 for Ms. Roche' and imputed interest of $15,731 for Mr. Smith.

Option Grants in Last Fiscal Year

         The following table sets forth information concerning the grant of options to purchase stock to each of the named executive officers during the fiscal year ended December 31, 1998:


                                                                                                               Potential
                                                                                                               Realizable Value at
                                                                                                               Assumed Annual
                                                                                                               Rates of Stock
                                                                                                               Price Appreciation
                                                          Individual Grants                                    for Option Term
                         ------------------------------------------------------------------------------------  --------------------
                         Number of             Percent of Total
                         Securities            Options Granted to
                         Underlying Options    Employees in          Exercise or
                         Granted  (#)  (a)     Fiscal Year           Base Price ($/Sh)     Expiration Date     5%  ($)    10%  ($)
                         -------------------  --------------------  --------------------  -------------------  ---------- ----------

Name
Dr. Leroy Keith                      (a)               0                  -                          -                 -          -
Gregory J. Andrews           300,000 (b)              48.3%              $2.469                2/21/00            37,035     74,070
Malcolm R. Yesner             25,000 (c)              12.1%              $8.75                 4/20/08           137,571    348,631
                              50,000 (c)                                 $2.469               11/09/08            77,637    196,747
Robert W. Pierce              10,000 (d)               9.7%              $8.75                 4/20/08            55,028    139,452
                              50,000 (d)                                 $2.469               11/09/08            77,637    196,747
Donald N. Riley                2,500 (e)               8.4%              $8.75                 4/20/08            13,757     34,863
                              50,000 (e)                                 $2.469               11/09/08            77,637    196,747
Richard A. Bozzell             4,500 (f)               4.7%              $8.75                 4/20/08            24,763     62,954
                              25,000 (f)                                 $2.469               11/09/08            38,819     98,374
Dennis E. Smith                    0                   0                  -                          -                 -          -
Joyce M. Roche'                    0                   0                  -                          -                 -          -

---------------------
(a)  No options received during 1998.

(b) Options to purchase 300,000 shares of Class A Common Stock were to vest on each of November 9, 1999, November 9, 2000 and November 9, 2001. However, as a result of Mr. Andrews' death on February 21, 1999, the options to purchase all 300,000 shares vested and became exercisable on such date. Pursuant to the terms of the 1996 LTIP, these options remain exercisable until February 21, 2000.

(c) Options to purchase 25,000 shares of Class A Common Stock to vest in thirds on each of April 20, 1999, April 20, 2000 and April 20; options to purchase 50,000 shares to vest in thirds on November 9, 1999, November 9, 2000 and November 9, 2001.

(d) Options to purchase 10,000 shares of Class A Common Stock to vest in thirds on each of April 20, 1999, April 20, 2000 and April 20, 2001. Options to purchase 50,000 shares of Class A Common Stock to vest in thirds on each of November 9, 1999, November 9, 2000 and November 9, 2001.

(e) Options to purchase 2,500 shares of Class A Common Stock to vest in thirds on each of April 20, 1999, April 20, 2000 and April 20, 2001. Options to purchase 50,000 shares of Class A Common Stock to vest in thirds on each of November 9, 1999, November 9, 2000, and November 9, 2001.

(f) Options to purchase 4,500 shares of Class A Common Stock to vest in thirds on each of April 20, 1999, April 20, 2000 and April 20, 2001. Options to purchase 25,000 shares of Class A Common Stock to vest in thirds on each of November 9, 1999, November 9, 2000 and November 9, 2001.

Option/SAR Exercises and Holdings

         The options listed in the table above were outstanding at December 31, 1998 and no options or stock appreciation rights (SARs) were exercised by the named executive officers during the fiscal year ended December 31, 1998. The total number of exercisable and unexercisable options held by the named executive officers at December 31, 1998 was as follows:

                           -----------------------------------------------------
                           Total Number of       Number of          Number of
                             Securities         Exercisable       Unexercisable
                             Underlying          Securities         Securities
                              Options            Underlying         Underlying
                             Granted (#)      Options Granted    Options Granted
                           ----------------  -----------------  ----------------

     Name
     ----
     Dr. Leroy Keith              57,500                  0            57,500

     Gregory J. Andrews          300,000            300,000                 0

     Malcolm R. Yesner            79,000             11,000            68,000

     Robert W. Pierce            160,000             86,666            73,334

     Donald N. Riley              77,500              9,167            68,333

     Richard A. Bozzell           79,500             18,167            61,333

     Dennis E. Smith(a)                0                  0                 0

     Joyce Roche'(b)                   0                  0                 0


Long Term Incentive Plans

         The options listed in the tables above were granted pursuant to the Company's 1996 LTIP. No other long-term incentive awards were granted to the named executive officers during the fiscal year ended December 31, 1998.

         A full description of the 1996 LTIP is included under Proposal Number 3 beginning on page 12.

Employment Agreements

         During 1998, Carson Products entered into an employment agreement with Mr. Andrews and remained a party to existing employment agreements with Mr.
Pierce and Mr. Riley. Also in 1998, Carson, Inc. entered into an employment agreement with Mr. Yesner as President - International Operations of Carson, Inc. In 1999, in connection with the death of Mr. Andrews (as discussed below), Carson, Inc. entered into an additional agreement with Mr. Yesner reflecting his promotion to President and Chief Executive Officer of Carson, Inc. and Carson

---------------------------
(a)  Mr.  Smith  forfeited  all  outstanding   options  received  following  his
resignation from the Company.
(b)  Ms.  Roche' forfeited  all  outstanding   options  received  following  her
resignation from the Company.

Products. These agreements contain the terms discussed below (the "Employment Agreements"). Mr. Andrews' term of employment was to expire on December 31, 2000. In respect of his agreement to provide services as President - International Operations of Carson, Inc., Mr. Yesner's term of employment expires on December 31, 2001. The agreement entered into with Mr. Yesner in 1999 is terminable at the will of either Carson, Inc. or Carson Products. The Employment Agreements for Mr. Pierce and Mr. Riley provide for a term of employment expiring on May 9, 2000 and September 8, 2000, respectively. The Employment Agreement for Dr. Keith negotiated in 1995 provided for a term of employment expiring on October 18, 1999. Dr. Keith voluntarily terminated his employment as Chief Executive Officer on June 4, 1998, but continues to serve as non-executive Chairman of the Board.

          Under the Employment Agreements, the annual base salary amounts for Mr. Andrews, Mr. Yesner, Mr. Pierce and Mr. Riley are $300,000, $375,000 (both agreements), $250,000, and $182,000, respectively. Pursuant to the Employment Agreements, Mr. Pierce and Mr. Riley are entitled to annual bonuses determined under a formula based on specified net revenue growth, net income, earnings per share and/or stock price growth. Mr. Yesner is entitled to a target annual bonus, determined in the sole discretion of the Board, of up to 40% of his base salary, in respect of his services as President - International Operations, and a further discretionary annual bonus, determined in the sole discretion of the Board of Directors of Carson Products, in respect of his services as President and Chief Executive Officer of Carson, Inc. and Carson Products. In addition to such base salary and annual bonuses, the Employment Agreements provide for eligibility in any pension and welfare benefit plans (other than certain profit sharing plans) maintained by Carson Products (Carson, Inc. in the case of Mr. Yesner), a monthly automobile allowance for Mr. Pierce and Mr. Riley equal to $500 and $500, respectively, and such other fringe benefits generally provided by Carson Products (Carson, Inc. in the case of Mr. Yesner), to its employees.

          The Employment Agreements provide for certain benefits to each individual upon a termination of his employment during the term of his Employment Agreement. If the employment of any of the above named executive officers is terminated for "Cause" (as defined in the Employment Agreements) or if such individual voluntarily terminates employment without "Good Reason" (as defined in the Employment Agreements), such officers will only be entitled to any unpaid base salary amounts through and including the date of termination and any prior year's annual bonus which has been awarded, but not yet paid as of such date of termination.

         If  Carson Products  terminates  the  employment  of Mr. Riley  without
Cause, such officer will be entitled to receive a lump sum severance payment equal to 150% of his base annual salary within 15 days of the date of such termination. If Carson, Inc. terminates the employment of Mr. Yesner without Cause, he shall be entitled to base salary continuation at the rate in effect on the date of termination, for an 18 month period commencing on such date of termination. If Mr. Pierce's employment is terminated without Cause, Carson Products shall pay him a lump sum payment equal to any unpaid base salary through and including the date of his termination without Cause.

         Dr. Keith voluntarily terminated his employment with Carson Products for Good Reason on June 4, 1998. Upon such a termination for Good Reason, Dr. Keith was entitled to receive severance pay equal to 200% of his annual base salary(payable in one lump sum). On or around February 5, 1999, Dr. Keith received one half of his severance payment. Dr. Keith will receive the second half of his severance payment and certain other benefits through the end of 1999.

         In the event of the termination of employment of Mr. Pierce or Mr. Riley upon death or "Disability," as defined in the Employment Agreements, the respective individual will be entitled to receive 150% of his annual base salary (payable in one lump sum). In the event of Mr. Yesner's termination of employment upon his death or Disability, Mr. Yesner will be entitled to base salary continuation for a one month period commencing on the date of such termination.

         Mr. Yesner, Mr. Pierce and Mr. Riley are also entitled to termination benefits if their employment is terminated by Carson Products (Carson, Inc. in the case of Mr. Yesner) without Cause or by such individual with Good Reason following a "Change in Control" (as defined in the Employment Agreements). Upon such a termination following a Change in Control, Mr. Yesner shall be entitled to a lump sum payment equal to three times the sum of (i) the highest base salary paid or payable to Mr. Yesner during the twelve month period immediately preceding the month in which the Change in Control occurs, and (ii) an amount equal to Mr. Yesner's base salary for the year in which a Change in Control occurs. Upon such a termination of Mr. Pierce or Mr. Riley following a Change in Control, Mr. Pierce or Mr. Riley shall be entitled to a lump sum payment equal to one and one-half times the sum of (i) the highest base salary paid or payable to such individual during the twelve month period immediately preceding the month in which the Change in Control occurs, and (ii) an amount equal to 50% of such individual's base salary for the year in which a Change in Control occurs. In addition, Mr. Yesner may voluntarily terminate his employment on, or within one year after, the occurrence of a Change in Control and upon such voluntary termination, shall be entitled to a lump sum equal to three times the sum of (i) the highest base salary paid or payable to Mr. Yesner during the twelve month period immediately preceding the month in which the Change in Control occurs, and (ii) an amount equal to Mr. Yesner's base salary for the year in which the Change of Control occurs.

         Pursuant to Dr. Keith's Employment Agreement, the Company issued him 341,100 shares of the Class C Common Stock in August 1995, which represented at the time of issuance 3% of the Company's then outstanding common stock. These shares were issued in consideration for securing the Aminco Acquisition. These shares were transferred immediately after issuance to DNL Partners, as trustee under the Voting Trust. On November 11, 1998, upon dissolution of the Voting Trust, the 341,100 shares of Class C Common Stock were transferred to Dr. Keith's individual ownership.

         The Employment Agreements also provide that, Mr. Yesner, Mr. Pierce and Mr. Riley, while employed by Carson Products (Carson, Inc. in the case of Mr. Yesner), and in the case of Mr. Yesner, for 18 months following the date of his termination of employment, and in the case of Mr. Pierce and Mr. Riley, during the period in which Mr. Pierce or Mr. Riley, respectively, is receiving payments of Base Salary (as defined in the Employment Agreements) from Carson Products (regardless as to whether Mr. Pierce or Mr. Riley, respectively, is employed by Carson Products), may not directly or indirectly (i) own, operate, represent, promote, consult for, control or participate in the ownership, operation, acquisition or management of any business manufacturing and/or distributing ethnic hair care products or cosmetics within a 500-mile radius of Carson Products' headquarters, (ii) solicit (other than on behalf of Carson Products or any of its affiliates), divert or take away the business of any customers of Carson Products or any of its affiliates, or any prospective customers of Carson Products or any of its affiliates whose business Carson Products or any of its affiliates actively solicits during such officer's employment with Carson Products, or (iii) solicit or induce any employee of Carson Products or any of its affiliates to terminate such employee's employment with Carson Products or such affiliates. With respect to Mr. Yesner, these provisions extend to both the United States and Africa.

         Mr. Andrews passed away on February 21, 1999. The Employment Agreement between Carson Products and Mr. Andrews provides for certain benefits upon a termination of Mr. Andrews' employment upon his death. Specifically, Mr. Andrews' Employment Agreement provides for base salary continuation for a one month period commencing on the date of such termination. In addition, Mr. Andrews' Employment Agreement entitled him to life insurance coverage at the expense of Carson Products, with a death benefit equal to $5,000,000.

         As an inducement to Mr. Andrews' agreement to serve as CEO of Carson Products, Carson Products recognized that its compensation of Mr. Andrews had to take into account the value of Mr. Andrews' option rights to acquire common stock of Colgate-Palmolive and shares of restricted stock of Colgate-Palmolive, which Mr. Andrews forfeited as a result of his leaving Colgate-Palmolive to join Carson Products. Concurrently with the execution of Mr. Andrews' Employment Agreement, Carson Products entered into a Stock Appreciation Units and Phantom Stock Agreement with Mr. Andrews (the "SAR Agreement"). Pursuant to the SAR Agreement, Carson Products granted to Mr. Andrews stock appreciation right units (the "Units") and phantom stock (the "Phantom Shares"). When exercisable, each Unit entitles Mr. Andrews (or his estate) to an amount equal to the current market price per share of Colgate-Palmolive common stock on the date such Unit is exercised, less the base value of the Unit, as noted in the SAR Agreement. Upon settlement and redemption, a Phantom Share entitles Mr. Andrews (or his estate) to an amount equal to the then current value of one share of Colgate-Palmolive common stock. The Units and Phantom Shares were to vest and become exercisable over Mr. Andrews' term of employment with Carson Products. Mr. Andrews was initially granted a total of 11,534 Units. Under the terms of the SAR Agreement, 2,000 Units with a base value of $34.3438 per unit, 2,467 Units with a base value of $40.625 per unit and 1,533 Units with a base value of $62.1563 per unit were exercisable at the time of Mr. Andrews' death. Pursuant to the SAR Agreement, Units, to the extent exercisable as of the date of Mr. Andrews' termination of employment due to his death, remain exercisable for one year after the date of Mr. Andrews' termination. Mr. Andrews was initially granted a total of 2,861 Phantom Shares; 586 of these Phantom Shares had a settlement date of March 14, 1999, 644 Phantom Shares had a settlement date on March 6, 2000, 1,000 Phantom Shares had a settlement date of May 1, 2000 and the remaining 631 Phantom Shares had a settlement date of March 5, 2001. Pursuant to the SAR Agreement, all of the Phantom Shares awarded to Mr. Andrews remain subject to settlement on the dates indicated above.

Compensation of Directors

         During November 1998, the Board amended and restated the 1996 Non-Employee Directors Equity Incentive Program (the "Outside Directors Program"). The Outside Directors Program was initially approved by the Board in 1996. The Outside Directors Program is designed to attract, retain and motivate individuals who the Company believes are capable of making significant contributions to the Board and the Company generally, and to align their interests with those of the shareholders.

         The Outside Directors Program authorizes the issuance of up to 400,000 shares of the Class A Common Stock, subject to adjustment in certain circumstances. Prior to the amendment and restatement of the Outside Directors Program, each non-employee director received, immediately following each annual meeting of the Company's stockholders (i) a number of shares, subject to certain forfeiture restrictions, of the Class A Common Stock (the "Outside Director Restricted Shares") equal to the quotient resulting when $25,000 is divided by the average fair market value of the Class A Common Stock for the five trading days preceding such annual meeting (the "Trading Period") and (ii) an option to acquire 5,000 shares of the Class A Common Stock with an exercise price equal to the average fair market value of the Class A Common Stock for the Trading Period (the "Outside Director Options").

         The amended and restated Outside Directors Program is effective for 1998 and thereafter. Pursuant to the Outside Directors Program, as amended and restated, the Board has sole discretion to grant options to non-employee directors in such amounts and subject to such restrictions, terms and conditions as it shall deem appropriate. In addition, immediately following each annual meeting of the Company's stockholders occurring after January 1, 1999, each non-employee director serving on the Audit, Compensation and/or Executive Committees of the Board shall automatically be granted Outside Director
Restricted Shares. Each non-employee director serving on the Audit Committee shall receive an award of 3,500 Outside Director Restricted Shares. Each non-employee director serving on the Compensation Committee shall receive an award of 3,500 Outside Director Restricted Shares. Each non-employee director serving on the Executive Committee shall receive 5,000 Outside Director Restricted Shares. A non-employee director serving on more than one Committee of the Board shall receive an award of Outside Director Restricted Shares with respect to his service on each such Committee. In addition, the Board shall have discretion to grant additional Outside Director Restricted Shares to non-employee directors, subject to such restrictions, terms and conditions as the Board shall deem appropriate.

         The Outside Director Restricted Shares vest and become non-forfeitable as to one-third of the aggregate shares granted on each of the next succeeding three anniversaries of the date of grant of such Restricted Shares. If a non-employee director resigns voluntarily from the Board or is removed therefrom with "cause" (as defined in the Outside Directors Program), the unvested Outside Director Restricted Shares held by such non-employee director will be immediately forfeited and automatically cancelled by the Company.

         The Outside Director Options become exercisable on the first anniversary of the date of grant of any such option and expire on the tenth anniversary of such date (if any such option is not exercised prior thereto by the non-employee director grantee). If a non-employee director resigns voluntarily from the Board or is removed therefrom for cause, the Outside Director Options held by such director, if then unexercisable, will be immediately forfeited by such director and automatically cancelled by the Company or, if then exercisable, must be exercised by such non-employee director within 90 days after any such resignation or removal.

         The Outside Directors Program is administered by a duly appointed committee of the Board of Directors. The committee has the full and final authority to interpret the Outside Directors Program and to adopt and amend such rules and regulations for the administration of the Outside Directors Program as the committee may deem desirable. In addition, the Board has the right to amend or terminate the Outside Directors Program, subject to certain restrictions set forth therein.

Compensation Committee Interlocks and Insider Participation

Dr. Leroy Keith, who served as the Chairman of the Board of the Company for all of 1998 and as Chief Executive Officer of the Company until June 4, 1998, was also a Director of AM Cosmetics, of which Lawrence E. Bathgate, II, a Director of the Company, was Chairman of the Board.

Compensation Committee Report on Executive Compensation

         The Company's executive compensation program has as its foundation the following objectives:

     o Maintaining a total compensation program consisting of base salary, performance incentives and benefits designed to support the corporate goal of providing superior value to our stockholders and customers;

     o Providing compensatory programs which serve to facilitate the recruitment, retention and motivation of qualified executives; and

     o Rewarding key executives for achieving financial, operating and individual objectives that produce a corresponding and direct return to the Company's stockholders in both the long-term and the short-term.

         The Company's Compensation Committee consists of Abbey J. Butler and John L. Sabre, both of whom are outside, non-employee members of the Company's Board. The Compensation Committee is responsible for all aspects of the Company's executive compensation policies, including the administration of the Company's 1996 LTIP.

  Philosophy and Objectives

         The Company's compensation philosophy and programs are structured to tie executives' total compensation to the overall performance of the Company. A secondary objective of the Company's compensation philosophy is to provide an incentive for executives, and to motivate them to strive for sustainable growth in earnings, market share, operating profits (or EBITDA), industry leadership, global expansion and shareholder value. In addition, the Company's compensation packages for its executives are designed to attract and retain highly talented managers and leaders for the positions that the Board has deemed essential to the Company's long-term success-defined as five years or longer.

         Each year, the Compensation Committee will conduct a comprehensive review of the Company's executive compensation programs. The Compensation Committee may be assisted in these efforts by an independent consultant and/or by the Company's internal staff, who provide the Compensation Committee with relevant information and recommendations regarding compensation policies, programs and specific compensation practices. This review is designed to ensure proper programs are in place to enable the Company to achieve its strategic and operating objectives, provide superior value to its stockholders and customers, and to document the Company's relative competitive position.

         To maintain competitive, comprehensive compensation, the Compensation Committee will review a comparison of the Company's compensation program with those offered by comparable companies within relevant industries. For each component of compensation (as well as total compensation), the Compensation Committee may seek to ensure that the Company's level of compensation for expected levels of performance approximates the average for executive officers in similar positions at comparable companies. Performance above or below expected levels may be reflected in a corresponding increase or reduction in certain portions of the Company's overall compensation program.

         In accordance with the philosophy described in the preceding paragraphs, the Compensation Committee has determined that each executive should receive a portion of her/his compensation in a base salary and a portion should be awarded on the basis of achievements as measured against the targets presented above. In setting and adjusting both base salaries and incentive awards, the Compensation Committee may take into consideration comparability indices for executives both within the Company's industrial sector and the prevailing responsibilities for business executives having similar roles and responsibilities in an expanded context.

         The Compensation Committee is mindful that, while every effort will be made to recognize and evaluate the performance of the Company's senior management, this process cannot be determined by the exclusive use of a predetermined formula. The Compensation Committee, therefore, believes that it must also use judgment and discretion in recognizing and rewarding specific persons whose individual talents and contributions have benefited the Company and its shareholders outside of, or in addition, to the Company's financial performance.

         The Company's executive compensation program includes several components serving long and short-term objectives and taking advantage of several federal income tax incentives which are not directly performance-based. In addition, the Company maintains for each of its executive officers a package of benefits under its pension and welfare benefit plans that is generally provided to all employees, including a group health insurance plan.

  Long-Term Incentive Stock Options

         The Compensation Committee rewards long-term performance with awards made pursuant to the 1996 LTIP. The Compensation Committee selects the form and amount of long-term awards based upon its evaluation of which vehicles are best positioned to serve as effective incentives for long-term performance. Grants of stock options under the 1996 LTIP are intended to motivate the Company's executives to focus on increasing the stock price over a period greater than one year. The Compensation Committee is mindful that the Company's historical record as a publicly traded company is limited by virtue of the relatively brief period in which it has been listed on the New York Stock Exchange; nonetheless, in the absence of a five-year historical base, the long-term incentive stock options should, for the immediate future (defined as the twelve-month period ending December 31, 1999), be tied to specific share price increases.

  Tax Considerations

         Section 162(m) of the Internal Revenue Code, as amended, generally limits the Company's federal income tax deduction for compensation paid in any taxable year to any one of the five highest paid executive officers named in the Company's Proxy Statement to $1.0 million. The limit does not apply to specified types of exempt compensation, including payments that are not included in the employee's gross income, payments made to or from a tax-qualified plan and compensation that qualifies as performance-based compensation. Under the tax law, the amount of a performance-based award must be based entirely on an objective formula, without any subjective consideration of individual performance.

         The Compensation Committee has carefully considered the impact of this law. At this time, the Compensation Committee believes it is in the Company's and stockholders' best interests to retain the subjective determination of individual performance and compensation levels. Consequently, some payments to the Company's named executive officers could be subject to the limitation imposed by the Code section 162(m). Options granted under the 1996 LTIP are designed to qualify as exempt performance-based compensation.

  Rationale for CEO Compensation

         In 1998, Mr. Andrews' compensation was determined as described above and is generally consistent with all of the Company's executive officers.

         In 1999, the Compensation Committee will base its subjective decisions regarding Mr. Yesner's annual base salary on Mr. Yesner's role in advancing important corporate initiatives designed to enhance the Company's performance and position as a leading manufacturer and marketer of ethnic hair care products. In addition, as a part of its overall annual review of executive compensation, the Compensation Committee will review Mr. Yesner's base salary based on market information for similar positions as well as changes in the salaries of chief executive officers at companies comparable to the Company.

         To recognize sustained long-term performance, on November 9, 1998 the Compensation Committee granted Mr. Andrews an option to acquire 300,000 shares of Class A Common Stock having an exercise price per share equal to $2.469.

                             Compensation Committee


                             Abbey J. Butler
                             John L. Sabre

PERFORMANCE GRAPH

         The following graph compares (i) the cumulative total stockholder return on the Class A Common Stock with (ii) the cumulative return of the Russell 2000 Stock Index ("Russell 2000") and a peer group. The graph assumes that the value of an investment in the Common Stock and in each index was $100 on October 15, 1996, and that all dividends were reinvested.

         The Russell 2000 and the peer group are market-capitalization weighted. The peer group is comprised of 25 consumer product manufacturers, including the following publicly traded companies: Adrien Arpel, Inc., Advantage Life Products, Inc., Alberto-Culver Company, Inc., American Safety Razor Company, Applewoods, Inc., Avon Products, Inc., Beauticontrol Cosmetics, Inc., Carson, Inc., CCA Industries, Inc., Chromatics Color Sciences International Inc., Del Laboratories Inc., Dial Corporation New, French Fragrances Inc., Gillette Company, Guest Supply, Inc., Human Pheromone Sciences, Inc., Jean Philippe Fragrances Inc., Lauder Estee Cosmetics, Inc., Nutramax Products, Inc., Parlux Fragrances Inc., Revlon, Inc., Stephan Co., Styling Technology Corp., Tristar Corporation, Zegarelli Group International, Inc.



Performance Graph

Measurement Period         Company         Russell 2000 Index         Peer Group
10/15/96                     100                  100                     100
12/31/96                      91                  107                     106
12/31/97                      44                  131                     133
12/31/98                      26                  130                     143

                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         Proposals by stockholders of the Company intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive office no later than January 2, 2000 to be eligible for inclusion in the Company's Proxy Statement and proxy relating to that meeting.

         According to the Company's Restated Bylaws, for a proposal for action to be properly presented by any stockholder at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary of the Company at its principal executive office not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting.


                            MISCELLANEOUS INFORMATION

         The cost of this solicitation of proxies will be borne by the Company. The Company will request certain banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries to forward solicitation material to the beneficial owners of shares of the Company held of record by such persons, and the Company will reimburse reasonable forwarding expenses. Regular employees of the Company may solicit proxies personally or by mail, telephone or telegraph. In addition, the Company has retained Phoenix Communications, Inc. to assist in the distribution of the proxies and proxy statements for a fee estimated not to exceed $4,000 plus out-of-pocket expenses.

         Upon request, the Company's Annual Report on Form 10-K for 1998 to the Securities and Exchange Commission will be furnished. Such written request should be directed to the Secretary of the Company at the address stated herein.

The form of proxy and the Proxy Statement have been approved by the Company and are being mailed and delivered to stockholders by the authority of the Company.

                                      Roy Keith
                                        Chairman of the Board


April 30, 1999

                                                                      APPENDIX A
                                  CARSON, INC.

                          1996 LONG-TERM INCENTIVE PLAN
                         (as amended by Amendment No. 1)

                                    * * * * *


         1. Purpose. The purpose of the 1996 Long-Term Incentive Plan (the "Plan") is to further and promote the interests of Carson, Inc. (the "Company"), its Subsidiaries and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate employees and consultants or those who will become employees or consultants, and to align the interests of those individuals and the Company's shareholders. To do this, the Plan offers performance-based incentive awards and equity-based opportunities providing such employees and consultants with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.

         2. Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

                  2.1 "Award" means an award or grant made to a Participant under Sections 6, 7, 8 and/or 9 of the Plan.

                  2.2 "Award Agreement" means the agreement executed by a Participant pursuant to Sections 3.2 and 17.7 of the Plan in connection with the granting of an Award.

                  2.2 "Board" means the Board of Directors of the Company, as constituted from time to time.

                  2.3 "Closing" means the occurrence of the closing of the initial public offerings by the Company of the Common Stock.

                  2.4 "Code" means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

                  2.5 "Committee" means the committee of the Board established to administer the Plan, as described in Section 3 of the Plan.

                  2.6 "Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

                  2.7 "Company" means Carson, Inc., a Delaware corporation, or any successor corporation to Carson, Inc.

                  2.8 "Disability" means disability as defined in the Participant's then effective employment agreement, or if the participant is not then a party to an effective employment agreement with the Company which defines disability, "Disability" means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company's long-term disability plan, if any. Subject to the first sentence of this Section 2.8, at any time that the Company does not maintain a long-term disability plan, "Disability" shall mean any physical or mental disability which is determined to be total and permanent by a physician selected in good faith by the Company.

                  2.9 "Exchange Act" means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

                  2.10 "Fair Market Value" means on, or with respect to, any given date(s), the average of the highest and lowest market prices of the Common Stock, as reported on the consolidated transaction reporting system for the New York Stock Exchange for such date(s) or, if the Common Stock was not traded on such date(s), on the next preceding day or days on which the Common Stock was traded. If at any time the Common Stock is not traded on such exchange, the Fair Market Value of a share of the Common Stock shall be determined in good faith by the Board.

                  2.11 "Incentive Stock Option" means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is intended to be (and is specifically designated as) an "incentive stock option" within the meaning of Section 422 of the Code.

                  2.12 "Non-Qualified Stock Option" means any stock option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is not (and is specifically designated as not being) an Incentive Stock Option.

                  2.13 "Participant" means any individual who is selected from time to time under Section 5 to receive an Award under the Plan.

                  2.14 "Performance Units" means the monetary units granted under Section 9 of the Plan and the relevant Award Agreement.

                  2.15 "Plan" means the Carson, Inc. 1996 Long-Term Incentive Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

                  2.16 "Reload Stock Option" means any Non-Qualified Stock Option automatically granted pursuant to the provisions of Section 6.7 of the Plan and the relevant Award Agreement.

                  2.17 "Restricted Shares" means the restricted shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan and the relevant Award Agreement.

                  2.18 "Retirement"  means  the  voluntary  retirement  by   the
Participant from active employment with the Company and its Subsidiaries on or after the attainment of (i) age 65, or (ii) 60, with the consent of the Board.

                  2.19 "Stock  Appreciation  Right" means an Award  described in
Section 7.2 of the Plan and granted pursuant to the provisions of Section 7 of the Plan.

                  2.20 "Subsidiary(ies)" means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

         3.       Administration.

                  3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall be appointed from time to time by the Board and shall be comprised of not less than two (2) of the then members of the Board who are Non-Employee Directors (within the meaning of SEC Rule 16b-3(b)(3)) of the Company. No member of the Committee shall be eligible to receive awards under the Plan. Consistent with the Bylaws of the Company, members of the Committee shall serve at the pleasure of the Board and the Board, subject to the immediately preceding sentence, may at any time and from time to time remove members from, or add members to, the Committee.

                  3.2  Plan Administration  and Plan  Rules.  The  Committee  is
authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) selecting the Plan's Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and/or any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to the selection for participation in the Plan and/or the granting of any Awards to Participants. The Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

                  3.3 Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

                  3.4 Pre-IPO Administration. Notwithstanding anything in the Plan to the contrary and prior to the Closing (the "Pre-IPO Period"), the Plan may also be administered by the Board. During the Pre-IPO Period (but not beyond), the Board shall have all the authority, rights and powers set forth in Sections 3.1, 3.2 and 3.3 of the Plan and may make any and all determinations, and take any and all other actions, which may or could be made, or taken, by the Committee under the Plan.

         4.       Term of Plan/Common Stock Subject to Plan.

                  4.1 Term. The Plan shall terminate on December 31, 2006, except with respect to Awards then outstanding. After such date no further Awards shall be granted under the Plan.

                  4.2 Common Stock. The maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the Plan, subject to adjustment as provided in Section 14.2 of the Plan, shall not exceed 1,350,000 shares. In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from such change shall be deemed to be Common Stock for purposes of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan.

                  4.3 Computation of Available Shares. For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the limitations set forth in Section
4.2 of the Plan the maximum number of shares of Common Stock potentially subject to issuance upon exercise or settlement of Awards granted under Sections 6 and 7 of the Plan, the number of shares of Common Stock issued under grants of Restricted Shares pursuant to Section 8 of the Plan and the maximum number of shares of Common Stock potentially issuable under grants or payments of Performance Units pursuant to Section 9 of the Plan, in each case determined as of the date on which such Awards are granted. If any Awards expire unexercised or are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Awards shall again be available for Awards under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards.

         5. Eligibility. Individuals eligible for Awards under the Plan shall consist of all salaried employees and consultants, or those who will become such employees or consultants, of the Company and/or its Subsidiaries who are responsible for the management, growth and protection of the business of the Company and/or its Subsidiaries or whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company.

         6.       Stock Options.

                  6.1 Terms and Conditions. Stock options granted under the Plan shall be in respect of Common Stock and may be in the form of Incentive Stock Options, Non-Qualified Stock Options or Reload Stock Options (sometimes referred to collectively herein as the "Stock Option(s))". Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

                  6.2 Grant. Stock Options may be granted under the Plan in such form as the Committee may from time to time approve. Stock Options may be granted alone or in addition to other Awards under the Plan or in tandem with Stock Appreciation Rights. Special provisions shall apply to Incentive Stock Options granted to any employee who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent corporation or any subsidiary of the Company, within the meaning of Sections 424(e) and (f) of the Code (a "10% Shareholder").

                  6.3 Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee, including, without limitation, a determination based on a formula determined by the Committee; provided, however, that the exercise price of an Incentive Stock Option or a Reload Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Incentive Stock Option or Reload Stock Option; provided, further, however, that, in the case of a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

                  6.4 Term. The term of each Stock Option shall be such period of time as is fixed by the Committee; provided, however, that the term of any Incentive Stock Option shall not exceed ten (10) years (five (5) years, in the case of a 10% Shareholder) after the date immediately preceding the date on which the Incentive Stock Option is granted.

                  6.5 Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company, or the Secretary's designee, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, by certified check, bank draft or money order payable to the order of the Company or, if permitted by the Committee (in its sole discretion) and applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, (a) a fully-secured promissory note or notes, (b) shares of Common Stock already owned by the Participant for at least six (6) months, or
(c) some other form of payment acceptable to the Committee. The Committee may also permit Participants (either on a selective or group basis) to simultaneously exercise Stock Options and sell the shares of Common Stock thereby acquired, pursuant to a "cashless exercise" arrangement or program, selected by and approved of in all respects in advance by the Committee. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes. Any portion of a Stock Option that is exercised may not be exercised again.

                  6.6 Exercisability. In respect of any Stock Option granted under the Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at any time and from time to time in respect of any such Stock
Option, or (b) provided in the Award Agreement or in the Participant's employment agreement in respect of any such Stock Option, such Stock Option shall become exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option, as determined on the date of grant, as follows:

                  o 33%, on the first anniversary of the date of grant of the Stock Option, provided the Participant is then employed by the Company and/or one of its Subsidiaries;

                  o 66%, on the second anniversary of the date of grant of the Stock Option, provided the Participant is then employed by the Company and/or one of its Subsidiaries;

                  o 100%, on the third anniversary of the date of grant of the Stock Option, provided the Participant is then employed by the Company and/or one of its Subsidiaries; and

Notwithstanding anything to the contrary contained in this Section 6.6, such Stock Option shall become one hundred percent (100%) exercisable as to the aggregate number of shares of Common Stock underlying such Stock Option upon the death, Disability or Retirement of the Participant.

                  6.7  Reload Stock  Options.  The  Committee  may,  in its sole discretion, provide in any Award Agreement in respect of any Non-Qualified Stock Option that if the Participant delivers shares of the Company's Common Stock already owned by such Participant for at least six (6) months in full or partial payment of the exercise price of such Non-Qualified Stock Option, the Participant shall automatically (subject to the limitations contained in Section 4.2) and immediately thereupon be granted a Reload Stock Option to purchase that number of shares of Common Stock delivered by the Participant to the Company (on such terms as the Committee may prescribe under and in accordance with the
Plan).

                  6.8 Tandem Grants. If Non-Qualified Stock Options and Stock Appreciation Rights are granted in tandem, as designated in the relevant Award Agreements, the right of a Participant to exercise any such tandem Stock Option shall terminate to the extent that the shares of Common Stock subject to such Stock Option are used to calculate amounts or shares receivable upon the exercise of the related tandem Stock Appreciation Right.

         7.       Stock Appreciation Rights.

                  7.1 Terms and Conditions. The grant of Stock Appreciation Rights under the Plan shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

                  7.2 Stock Appreciation Rights. A Stock Appreciation Right is an Award granted with respect to a specified number of shares of Common Stock entitling a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

                  7.3 Grant. A Stock Appreciation Right may be granted in addition to any other Award under the Plan or in tandem with or independent of a Non-Qualified Stock Option.

                  7.4 Date of Exercisability. Unless otherwise provided in the Participant's employment agreement or the Award Agreement in respect of any Stock Appreciation Right, a Stock Appreciation Right may be exercised by a Participant, in accordance with and subject to all of the procedures established by the Committee, in whole or in part at any time and from time to time during its specified term. Notwithstanding the preceding sentence, in no event shall a Stock Appreciation Right be exercisable prior to the date which is six (6) months after the date on which the Stock Appreciation Right was granted or prior to the exercisability of any Non-Qualified Stock Option with which it is granted in tandem. The Committee may also provide, as set forth in the relevant Award Agreement and without limitation, that some Stock Appreciation Rights shall be automatically exercised and settled on one or more fixed dates specified therein by the Committee.

                  7.5 Form of Payment. Upon exercise of a Stock Appreciation Right, payment may be made in cash, in Restricted Shares or in shares of unrestricted Common Stock, or in any combination thereof, as the Committee, in its sole discretion, shall determine and provide in the relevant Award Agreement.

                  7.6 Tandem Grant. The right of a Participant to exercise a tandem Stock Appreciation Right shall terminate to the extent such Participant exercises the Non-Qualified Stock Option to which such Stock Appreciation Right is related.

         8.  Restricted Shares.

                  8.1 Terms and Conditions. Grants of Restricted Shares shall be subject to the terms and conditions set forth in this Section 8 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Restricted Shares may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Share grant made to any Participant. With respect to each Participant receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Carson, Inc. 1996 Long-Term Incentive Plan and an Award Agreement entered into between the registered owner hereof and Carson, Inc. Copies of such Plan and Award Agreement are on file in the office of the Secretary of Carson, Inc., Savannah, Georgia. Carson, Inc. will furnish to the recordholder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. Carson, Inc. reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied."

Such stock certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

                  8.2 Restricted Share Grants. A grant of Restricted Shares is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated performance goals).

                  8.3  Restriction  Period.  In accordance with Sections 8.1 and
8.2 of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares shall only become unrestricted and vested in the Participant in accordance with such vesting schedule relating to such Restricted Shares, if any, as the Committee may establish in the relevant Award Agreement (the "Restriction Period"). Notwithstanding the preceding sentence, in no event shall the Restriction Period be less than six (6) months after the date of grant. During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Shares or a portion thereof, as the case may be, as provided in Section 8.4 of the Plan.

                  8.4 Payment of Restricted Share Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 8.1 of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

                  8.5 Shareholder Rights. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a shareholder of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.

         9.       Performance Units.

                  9.1 Terms and Conditions. Performance Units shall be subject to the terms and conditions set forth in this Section 9 and any additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

                  9.2 Performance Unit Grants. A Performance Unit is an Award of units (with each unit representing such monetary amount as is designated by the Committee in the Award Agreement) granted to a Participant, subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion thereof) in the event certain performance criteria or other conditions are not met within a designated period of time.

                  9.3 Grants. Performance Units may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Units to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Units granted to any Participant.

                  9.4 Performance Goals and Performance Periods. Participants receiving a grant of Performance Units shall only earn into and be entitled to payment in respect of such Awards if the Company and/or the Participant achieves certain performance goals (the "Performance Goals") during and in respect of a designated performance period (the "Performance Period"). The Performance Goals and the Performance Period shall be established by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee shall also establish a schedule or schedules for Performance Units setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. In setting Performance Goals, the Committee may use, but shall not be limited to, such measures as total shareholder return, return on equity, net earnings growth, sales or revenue growth, cash flow, comparisons to peer companies, individual or aggregate Participant performance or such other measure or measures of performance as the Committee, in its sole discretion, may deem appropriate. Such performance measures shall be defined as to their respective components and meaning by the Committee (in its sole discretion). During any Performance Period, the Committee shall have the authority to adjust the Performance Goals and/or the Performance Period in such manner as the Committee, in its sole discretion, deems appropriate at any time and from time to time.

                  9.5 Payment of Units. With respect to each Performance Unit, the Participant shall, if the applicable Performance Goals have been achieved, or partially achieved, as determined by the Committee in its sole discretion, by the Company and/or the Participant during the relevant Performance Period, be entitled to receive payment in an amount equal to the designated value of each Performance Unit times the number of such units so earned. Payment in settlement of earned Performance Units shall be made as soon as practicable following the conclusion of the respective Performance Period in cash, in unrestricted Common Stock, or in Restricted Shares, or in any combination thereof, as the Committee in its sole discretion, shall determine and provide in the relevant Award Agreement.


         10. Deferral Elections/Tax Reimbursements/Other Provisions.

                  10.1 Deferrals. The Committee may permit a Participant to elect to defer receipt of any payment of cash or any delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise, earn out or settlement of any Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such deferrals, including, without limitation, the payment or crediting of reasonable interest on such deferred amounts credited in cash, and the payment or crediting of dividend equivalents in respect of deferrals credited in units of Common Stock. The Committee may also provide in the relevant Award Agreement for a tax reimbursement cash payment to be made by the Company in favor of any Participant in connection with the tax consequences resulting from the grant, exercise, settlement, or earn out of any Award made under the Plan.

                  10.2 Performance-Based Awards. Performance Units, performance-based Restricted Shares, and other Awards subject to performance criteria are intended to be "qualified performance-based compensation" within the meaning of section 162(m) of the Code and shall be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of section 162(m) and the regulations thereunder. Until otherwise determined by the Committee, the performance goals shall be the attainment of preestablished levels of any of net income, market price per share, earnings per share, return on equity, return on capital employed and/or cash flow. The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee. For purposes of the Plan, "Covered Employee" has the same meaning as set forth in Section 162(m) of the Code.

                  10.3 Maximum Yearly Awards. The maximum annual Common Stock amounts in this Section 10.3 are subject to adjustment under Section 14.2 and are subject to the Plan maximum under Section 4.2.

                           10.3.1 Performance-Based Awards. All Participants in the aggregate may not receive in any calendar year Performance Units, performance-based Restricted Shares and other Awards subject to performance criteria exceeding, in the aggregate, 300,000 underlying shares of Common Stock. The maximum amount payable in respect of such Awards in any calendar year may not exceed 500,000 shares of Common Stock (or the then equivalent Fair Market Value thereof) in the aggregate to all Participants and 100,000 shares of Common Stock (or the then equivalent Fair Market Value thereof) in the case of any individual Participant.


                           10.3.2 Stock Options and SARs. All Participants in the aggregate may not receive in any calendar year Awards of Options and Stock Appreciation Rights, in the aggregate, exceeding 700,000 underlying shares of Common Stock. Each individual Participant may not receive in any calendar year Awards of Options or Stock Appreciation Rights exceeding 500,000 underlying shares of Common Stock.


         11. Dividend Equivalents. In addition to the provisions of Section 8.5 of the Plan, Awards of Stock Options, and/or Stock Appreciation Rights, may, in the sole discretion of the Committee and if provided for in the relevant Award Agreement, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant shall be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of such dividend equivalents, including, without limitation, the amount, the timing, form of payment and payment contingencies and/or restrictions of such dividend equivalents, as it deems appropriate or necessary.

         12.  Termination of Employment.

                  12.1 General. Except as is otherwise provided (a) in the relevant Award Agreement as determined by the Committee (in its sole discretion), or (b) in the Participant's then effective employment agreement, if any, the following terms and conditions shall apply as appropriate and as not inconsistent with the terms and conditions, if any, contained in such Award Agreement and/or such employment agreement:

                           12.1.1 Options/SARs. Subject to any determination of the Committee pursuant to Section 6.6 of the Plan, if a Participant's employment with the Company terminates for any reason any then unexercisable Stock Options and/or Stock Appreciation Rights shall be forfeited and cancelled by the Company. Except as otherwise provided in this Section 12.1.1, if a Participant's employment with the Company and its Subsidiaries terminates for any reason, such Participant's rights, if any, to exercise any then exercisable Stock Options and/or Stock Appreciation Rights, if any, shall terminate ninety (90) days after the date of such termination (but not beyond the stated term of any such Stock Option and/or Stock Appreciation Right as determined under Sections 6.4 and 7.4) and thereafter such Stock Options or Stock Appreciation Rights shall be forfeited and cancelled by the Company. The Committee, in its sole discretion, may determine that any such Participant's Stock Options and/or Stock Appreciation Rights, if any, to the extent exercisable immediately prior to any termination of employment (other than a termination due to death, Retirement or Disability), may remain exercisable for an additional specified time period after such ninety (90) day period expires (subject to any other applicable terms and provisions of the Plan and the relevant Award Agreement), but not beyond the stated term of any such Stock Option and/or Stock Appreciation Right. If any termination of employment is due to death, Retirement or Disability, a Participant (and such Participant's estate, designated beneficiary or other legal representative, as the case may be and as determined by the Committee) shall have the right, to the extent exercisable immediately prior to any such termination, to exercise such Stock Options and/or Stock Appreciation Rights, if any, at any time within the one (1) year period following such termination due to death, Retirement or Disability (but not beyond the term of any such Stock Option and/or Stock Appreciation Right as determined under Sections 6.4 and 7.4).

                           12.1.2 Restricted Shares. If a Participant's employment with the Company and its Subsidiaries terminates for any reason (other than due to Disability, Retirement or death) prior to the satisfaction and/or lapse of the restrictions, terms and conditions applicable to a grant of Restricted Shares, such Restricted Shares shall immediately be cancelled and the Participant (and such Participant's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Shares. Notwithstanding anything to the contrary in this Section 12, the Committee, in its sole discretion, may determine, prior to or within ninety (90) days after the date of such termination, that all or a portion of any such Participant's Restricted Shares shall not be so cancelled and forfeited. If the Participant's employment terminates due to death, Disability or Retirement, the Participant shall become 100% vested in any such Participant's restricted Shares as of the date of any such termination.

                           12.1.3 Performance Units. If a Participant's employment with the Company and its Subsidiaries terminates for any reason (other than due to Disability, Retirement or death) prior to the completion of any Performance Period, any Performance Units granted in respect of such Performance Period shall immediately be cancelled by the Company and the Participant (and such Participant's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Performance Units. Notwithstanding anything to the contrary in this Section 12, the Committee, in its sole discretion may determine, prior to or within ninety (90) days after the date of any such termination, that all or a portion of any such Participant's Performance Units shall not be so cancelled and forfeited upon termination of employment for any reason or for a particular reason. If the Participant's employment terminates due to death, Disability or Retirement, the Participant shall be entitled to earn into such Participant's Performance Units in accordance with Section 9 of the Plan; provided, however, that any such earn out (determined in good faith by the Committee) shall be proportionately reduced based on the number of days transpired in the relevant Performance Periods prior to such death, Disability or Retirement over the total number of calendar days in any such relevant Performance Period.

         13. Non-transferability of Awards. Unless otherwise provided in the Award Agreement, no Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant's debts, judgements, alimony, or separate maintenance. Unless otherwise provided in the Award Agreement, during the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by the Participant.

         14.  Changes in Capitalization and Other Matters.

                  14.1 No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's capital stock or the rights thereof,
(d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers or agents of the Company or any subsidiary, as a result of any such action.

                  14.2 Recapitalization Adjustments. In the event of any change in capitalization affecting the Common Stock of the Company, including, without limitation, a stock dividend or other distribution, stock split, reverse stock split, recapitalization, consolidation, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization or recapitalization, or any other change affecting the Common Stock, the Board shall authorize and make such proportionate adjustments, if any, as the Board deems appropriate to reflect such change, including, without limitation, with respect to the aggregate number of shares of the Common Stock for which Awards in respect thereof may be granted under the Plan, the maximum number of shares of the Common Stock which may be granted or awarded to any Participant, the number of shares of the Common Stock covered by each outstanding Award, and the exercise price or other price per share of Common Stock in respect of outstanding Awards.

                  14.3  Certain Mergers.

                           14.3.1 If the Company enters into or is involved in any merger, reorganization or other business combination with any person or entity (such merger, reorganization or other business combination to be referred to herein as a "Merger Event") and as a result of any such Merger Event the Company will be or is the surviving corporation, a Participant shall be entitled, as of the date of the execution of the agreement evidencing the Merger Event (the "Execution Date") and with respect to both exercisable and unexercisable Stock Options and/or Stock Appreciation Rights (but only to the extent not previously exercised), to receive substitute stock options and/or stock appreciation rights in respect of the shares of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Stock Options or Stock Appreciation Rights granted hereunder as of the date of the consummation of the Merger Event. Notwithstanding anything to the contrary in this Section 14.3, if any Merger Event occurs, the Company shall have the right, but not the obligation, to pay to each affected Participant an amount in cash or certified check equal to the excess of the Fair Market Value of the Common Stock underlying any affected unexercised Stock Options or Stock Appreciation Rights as of the Execution Date (whether then exercisable or not) over the aggregate exercise price of such unexercised Stock Options and/or Stock Appreciation Rights, as the case may be.

                           14.3.2 If, in the case of a Merger Event in which the Company will not be, or is not, the surviving corporation, and the
         Company determines not to make the cash or certified check payment described in Section 14.3.1 of the Plan, the Company shall compel and obligate, as a condition of the consummation of the Merger Event, the surviving or resulting corporation and/or the other party to the Merger Event, as necessary, or any parent, subsidiary or acquiring corporation thereof, to grant, with respect to both exercisable and unexercisable Stock Options and/or Stock Appreciation Rights (but only to the extent not previously exercised), substitute stock options or stock appreciation rights in respect of the shares of common or other capital stock of such surviving or resulting corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Stock Options and/or Stock Appreciation Rights previously granted hereunder as of the date of the consummation of the Merger Event.

                           14.3.3 Upon receipt by any affected Participant of any such cash, certified check, or substitute stock options or stock appreciation rights as a result of any such Merger Event, such Participant's affected Stock Options and/or Stock Appreciation Rights for which such cash, certified check or substitute awards was received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant.

                           14.3.4 The foregoing adjustments and the manner of application of the foregoing provisions, including, without limitation, the issuance of any substitute stock options and/or stock appreciation rights, shall be determined in good faith by the Committee in its sole discretion. Any such adjustment may provide for the elimination of fractional shares.

         15.  Change of Control.

                  15.1 Acceleration of Awards Vesting. Anything in the Plan to the contrary notwithstanding, if a Change of Control of the Company occurs (a) all Stock Options and/or Stock Appreciation Rights then unexercised and outstanding shall become fully vested and exercisable as of the date of the Change of Control, (b) all restrictions, terms and conditions applicable to all Restricted Shares then outstanding shall be deemed lapsed and satisfied as of the date of the Change of Control, and (c) the Performance Period shall be deemed completed, all Performance Goals shall be deemed attained at the highest levels and all Performance Units shall be deemed to have been fully earned as of the date of the Change of Control. The immediately preceding sentence shall apply to only those Participants (i) who are employed by the Company and/or one of its Subsidiaries as of the date of the Change of Control, or (ii) to whom
Section 15.3 below is applicable.

                  15.2 Payment After Change of Control. Notwithstanding anything to the contrary in the Plan, within thirty (30) days after a Change of Control occurs, (a) the holder of an Award of Restricted Shares vested under Section 15.1(b) above shall receive a new certificate for such shares without the legend set forth in Section 8 of the Plan (and, in the case only of a Change of Control under Section 15.4.1 of the Plan, such holder shall have the right, but not the obligation, to elect, within ten (10) business days after the Participant has actual or constructive knowledge of the occurrence of such Change of Control, to require the Company to purchase such shares from the Participant at their then Fair Market Value, (b) the holder of Performance Units shall receive payment of the value of such grants in cash at the highest levels, and (c) in the case only of a Change of Control under Section 15.4.1 of the Plan, the holders of any Stock Options and/or Stock Appreciation Rights shall have the right, but not the obligation, to elect, within ten (10) business days after the Participant has actual or constructive knowledge of the occurrence of such Change of Control, to require the Company to purchase such Stock Options and/or Stock Appreciation Rights from the Participant for an aggregate amount equal to the then aggregate Fair Market Value of the Common Stock underlying such Awards tendered, less the aggregate exercise price of such tendered Awards.

                  15.3 Termination as a Result of a Change of Control. Anything in the Plan to the contrary notwithstanding, if a Change of Control occurs and if the Participant's employment is terminated before such Change of Control and it is reasonably demonstrated by the Participant that such employment termination (a) was at the request, directly or indirectly, of a third party who has taken steps reasonably calculated to effect the Change of Control, or (b) otherwise arose in connection with or in anticipation of the Change of Control, then for purposes of this Section 15, the Change of Control shall be deemed to have occurred immediately prior to such Participant's employment termination (for all purposes other than those set forth in Section 15.2(c) of the Plan).

                  15.4 Change of Control. For the purpose of this Agreement, "Change of Control" shall mean:

                           15.4.1 The acquisition, after and not pursuant to the Closing, by an individual, entity or group (within the meaning of
         Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (a) the shares of the Common Stock, or (b) the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (y) any acquisition by any underwriter in connection with any firm commitment underwriting of securities to be issued by the Company, or (z) any acquisition by any corporation if, immediately following such acquisition, more than 80% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of directors), is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the Common Stock and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or

                           15.4.2 Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease thereafter for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by at least a majority of the directors then serving and comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

                           15.4.3 Approval by the shareholders of the Company of a reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation more than 80% of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Voting Securities; or

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                           15.4.4 Approval by the shareholders of the Company of
         (a) a complete liquidation or substantial dissolution of the Company, or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a Subsidiary, wholly-owned, directly or indirectly, by the Company.

         16.      Amendment, Suspension and Termination.

                  16.1 In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to insure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary. No such amendment, suspension or termination shall (x) materially adversely affect the rights of any Participant under any outstanding Stock Options, Stock Appreciation Rights, Performance Units, or Restricted Share grants, without the consent of such Participant, or (y) make any change that would disqualify the Plan, or any other plan of the Company or any Subsidiary intended to be so qualified, from the benefits provided under Section 422 of the Code, or any successor provisions thereto.

                  16.2 Award Agreement Modifications. The Committee may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Stock Options, Stock Appreciation Rights, Performance Units, or Restricted Share grants, in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Stock Options, Stock Appreciation Rights, Performance Units, and/or Restricted Share grants, including, without limitation, changing or accelerating (a) the date or dates as of which such Stock Options or Stock Appreciation Rights shall become exercisable, (b) the date or dates as of which such Restricted Share grants shall become vested, or (c) the performance period or goals in respect of any Performance Units. No such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award without the consent of such Participant.

         17.      Miscellaneous.

                  17.1 Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option or Stock Appreciation Right, or the delivery, transfer or vesting of any Common Stock or Restricted Shares, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. If the Committee, in its sole discretion, permits shares of Common Stock to be used to satisfy any such tax withholding, such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Committee. The Committee may establish rules limiting the use of Common Stock to meet withholding requirements by Participants who are subject to Section 16 of the Exchange Act.

                  17.2 No Right to Employment. Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

                  17.3 Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

                  17.4 Payments to a Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under the Plan.

                  17.5 Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

                  17.6 Listing, Registration and Other Legal Compliance. No Awards or shares of the Common Stock shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations.

The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Shares and/or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of SEC Rule 16b-3. To the extent any provision of the Plan or any action by the administrators of the Plan fails to so comply with such rule, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                  17.7 Award Agreements. Each Participant receiving an Award under the Plan shall enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan.

                  17.8 Designation of Beneficiary. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any option or to receive any payment which under the terms of the Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

                  17.9 Leaves of Absence/Transfers. The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

                  17.10 Loans. Subject to applicable law, the Committee may provide, pursuant to Plan rules, for the Company or any Subsidiary to make loans to Participants to finance the exercise price of any Stock Options, as well as the withholding obligation under Section 17.1 of the Plan and/or the estimated or actual taxes payable by the Participant as a result of the exercise of such Stock Option and the Committee may prescribe the terms and conditions of any such loan.

                  17.11 Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.


                  17.12 Effective Date. The Plan shall be effective upon its approval by the Board and adoption by the Company, subject to (a) the occurrence of the Closing, (b) approval of the Plan by the Company's shareholders in accordance with Section 422 of the Code, and (c) approval of the Plan by the Company's shareholders following the Closing in accordance with Section 162(m) and the regulations thereunder at such time and to the extent required by Treas. Reg. Section 1.162-27.


                  IN WITNESS WHEREOF, this Plan is adopted by the Company on this _____ day of August, 1996.


                                            CARSON, INC.



                                            By:  ________________________
                                                      Name:
                                                      Title: